                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                       APPLE COMPUTER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             [APPLE COMPUTER LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 5, 1997

To Holders of Common Stock of

Apple Computer, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation ("Apple" or the "Company"), will be held on Wednesday, February 5, 1997 at 10:00 a.m., local time, at the Flint Center, DeAnza College, at 21250 Stevens Creek Boulevard, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy Statement:

    1.  To elect three directors to Class I of the Board of Directors.

    2. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,500,000 shares.

    3. To approve the grant of a stock option to Dr. Gilbert F. Amelio under the 1990 Stock Option Plan (the "1990 Plan") to acquire 1,000,000 shares of Common Stock at an exercise price equal to $26.25 per share, as set forth in his employment agreement with the Company.

    4. To approve an amendment to the 1990 Plan to (i) permit compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, applicable to qualified performance-based compensation and
       (ii) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares.

    5.  To ratify the terms of a Performance Share Arrangement for Dr. Gilbert
       F. Amelio for fiscal year 1996, as set forth in his employment agreement with the Company.

    6. To approve the Senior Officers Restricted Performance Share Plan, including the performance goals stated therein, for the Chief Executive Officer, other executive officers and such other key employees of the Company as the Compensation Committee of the Board of Directors may determine, which plan provides for the issuance of up to 2,000,000 shares of Common Stock.

    7. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of Apple for fiscal year 1997.

    8. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

    Only shareholders of record as of the close of business on December 9, 1996 are entitled to receive notice of, to attend and to vote at the meeting.

                                          Sincerely,

                                                     [SIGNATURE]

                                          GEORGE M. SCALISE
                                          EXECUTIVE VICE PRESIDENT,
                                          CHIEF ADMINISTRATIVE OFFICER
                                          AND ACTING SECRETARY

Cupertino, California
December 26, 1996

                              APPLE COMPUTER, INC.
                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014
                                PROXY STATEMENT

INTRODUCTION

    The enclosed Proxy is solicited on behalf of the Board of Directors of Apple Computer, Inc., a California corporation ("Apple" or the "Company"), for use at Apple's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, February 5, 1997 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Flint Center, DeAnza College, at 21250 Stevens Creek Boulevard, Cupertino, California 95014.

    The Company's principal executive offices are located at, and the Company's complete mailing address is, 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson & Company Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at
(800) 223-2064.

    These proxy solicitation materials were mailed on or about December 26, 1996 to all shareholders entitled to vote at the Annual Meeting.

PROCEDURAL MATTERS

    Shareholders of record as of the close of business on December 9, 1996 (the "Record Date") are entitled to notice of, to attend and to vote at the Annual Meeting. There were 124,561,110 shares of Apple's Common Stock, no par value ("Common Stock"), issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq National Market on the Record Date was $25.00 per share.

    A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to Apple's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

    Apple will bear the cost of this solicitation. Apple has retained the services of Georgeson & Company Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $12,500 plus out-of-pocket expenses. In addition, Apple will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    In the election of directors, the three candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 through 7 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

                     INFORMATION ABOUT APPLE COMPUTER, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of October 31, 1996 (the "Table Date"), certain information with respect to the beneficial ownership of Common Stock. There are no shareholders known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Table A contains information concerning (i) each director of the Company and each nominee; (ii) the Chief Executive Officer and each of the five other current or former executive officers of the Company named in the Summary Compensation Table below under the heading "INFORMATION REGARDING EXECUTIVE COMPENSATION" (the "Named Officers"); and (iii) all directors and executive officers of the Company as a group. On the Table Date, 124,537,762 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

              TABLE A: DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                                                           SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED
                                                                                        -----------------------------
                                                                                          NUMBER OF      PERCENT OF
NAME                                                                                        SHARES          TOTAL
--------------------------------------------------------------------------------------  --------------  -------------
Gilbert F. Amelio.....................................................................           8,334(1)           *
Fred D. Anderson......................................................................             -0-            *
Gareth C. C. Chang....................................................................           1,000            *
John Floisand.........................................................................         138,077(2)           *
Bernard Goldstein.....................................................................          12,167(3)           *
B. Jurgen Hintz.......................................................................           6,667(4)           *
Katherine M. Hudson...................................................................           6,667(5)           *
Marco Landi...........................................................................          42,773(6)           *
Delano E. Lewis.......................................................................           3,884(7)           *
A. C. Markkula, Jr....................................................................       2,596,930         2.09
George M. Scalise.....................................................................           2,000            *
Michael H. Spindler...................................................................             -0-            *
Edgar S. Woolard, Jr..................................................................           1,500            *
All executive officers and directors as a group (26 persons)..........................       3,483,256(8)        2.80

------------------------

*   Less than 1%.

(1) Includes 3,334 shares subject to outstanding warrants held by Dr. Amelio that were exercisable at the Table Date or within 60 days of such date.

(2) Includes 132,667 shares subject to outstanding options held by Mr. Floisand that were exercisable at the Table Date or within 60 days of such date.

(3) Includes 6,667 shares subject to outstanding warrants held by Mr. Goldstein that were exercisable at the Table Date or within 60 days of such date.

(4) Includes 6,667 shares subject to outstanding warrants held by Mr. Hintz that were exercisable at the Table Date or within 60 days of such date.

(5) Includes 3,333 shares subject to outstanding warrants held by Ms. Hudson that were exercisable at the Table Date or within 60 days of such date.

(6) Includes 40,000 shares subject to outstanding options held by Mr. Landi that were exercisable at the Table Date or within 60 days of such date.

(7) Includes 3,334 shares subject to outstanding warrants held by Mr. Lewis that were exercisable at the Table Date or within 60 days of such date.

(8) Includes 842,435 shares subject to outstanding options or warrants held by 26 executive officers and directors, which options and warrants were exercisable at the Table Date or within 60 days of such date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Forms 5 were required, the Company believes that, during the fiscal year ended September 27, 1996, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements except that, based on information received by the Company, two executive officers, James Groff and Howard Lee, were each 13 days late in filing their initial statements of beneficial ownership of securities.

DIRECTORS

    The name of, principal occupation of, and certain additional information about each of the three nominees and the four current directors with unexpired terms are set forth below.

                                                                                    DIRECTOR
NAME                              POSITION WITH THE COMPANY               AGE         SINCE
------------------------  ------------------------------------------      ---      -----------

Class I directors nominated for election or re-election at this Annual Meeting to serve a two-year term expiring in 1999:

Gilbert F. Amelio         Chairman of the Board and Chief Executive           53         1994
                           Officer
Gareth C. C. Chang        Director                                            53         1996
Katherine M. Hudson       Director                                            49         1994


                                                                                    DIRECTOR
NAME                              POSITION WITH THE COMPANY               AGE         SINCE
------------------------  ------------------------------------------      ---      -----------

Class II directors whose two-year term does not expire until the next Annual Meeting:

Bernard Goldstein         Director                                            66         1991
Delano E. Lewis           Director                                            58         1994
A. C. Markkula, Jr.       Director                                            54         1977
Edgar S. Woolard, Jr.     Director                                            62         1996

    Dr. Gilbert F. Amelio has been the Chairman of the Board and Chief Executive Officer of Apple since February 1996. He joined Apple's Board in November 1994. From 1991 until February 1996, Dr. Amelio was President and Chief Executive Officer of National Semiconductor Corporation, a manufacturer of semiconductors. From 1988 to 1991, he served as president of Rockwell Communications System, a subsidiary of Rockwell International. He is currently a director of Pacific Telesis and of the Electronics Industry Association.

    Gareth C. C. Chang has been a Corporate Senior Vice President of Hughes Electronics since 1993. Previously, he was Corporate Vice President of McDonnell Douglas Corporation. He is currently a director of Mallinckrodt, Inc.

    Bernard Goldstein has been Managing Director of Broadview Associates LLC, an investment banking firm, since 1979. He is also a director of Enterprise Systems, Inc., Franklin Electronic Publishers, Inc., SPSS, Inc., and Sungard Data Systems, Inc.

    Katherine M. Hudson has been the President and Chief Executive Officer of W.
H. Brady Co., a manufacturer of coated products and industrial identification products, since January 1994. Prior to assuming her position at W. H. Brady Co., she was Vice President and General Manager, Professional Printing & Publishing Imaging, of Eastman Kodak Company. She is currently a director of the Case Corporation and of W. H. Brady Co.

    Delano E. Lewis has served as President and Chief Executive Officer of the National Public Radio Corporation since January 1994. From 1988 to 1994 he was President of the C&P Telephone Company, a subsidiary of Bell Atlantic. He is currently a director of the Colgate-Palmolive Company, BET Holdings and the Halliburton Company.

    A. C. Markkula, Jr. has served as the Chairman of the Board of Apple from October 1993 to February 1996. He is also Chairman of the Board of ACM Aviation, Inc., a fixed-base operation at San Jose International Airport, and has served in that role since 1980. He has been Vice Chairman of the Board of Echelon Corporation since 1989.

    Edgar S. Woolard, Jr. serves as the Chairman of the Board of Directors of E.
I. duPont De Nemours & Co. Previously, he held the positions of President and Chief Executive Officer of E. I. duPont De Nemours. He is currently a director of Citicorp and Zurich Holding Company of America, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of Apple met a total of twenty-four (24) times during the fiscal year ended September 27, 1996. Apple's Board of Directors has standing audit and finance, director affairs and compensation committees.

    The Audit and Finance Committee of the Board of Directors consists of directors Goldstein, Markkula and Woolard, none of whom is an employee of the Company. This Committee is primarily responsible for reviewing the services performed by Apple's independent auditors and internal audit department, evaluating Apple's accounting policies and its system of internal controls, and reviewing significant finance transactions. The Audit and Finance Committee met seven (7) times during the last fiscal year.

    The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of directors Lewis, Hudson and B. Jurgen Hintz, none of whom is an employee of the Company. The Compensation Committee is primarily responsible for reviewing compensation to be paid to officers of the Company, and for administering the 1981 Stock Option Plan, the 1986 Employee Incentive Stock Option Plan, the 1990 Plan, the Employee Stock Purchase Plan and the 1993 Executive Restricted Stock Plan. The Compensation Committee met twenty (20) times during the last fiscal year. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION".

    The Director Affairs Committee of the Board of Directors consists of directors Hudson, Lewis and Woolard, none of whom is an employee of the Company. This Committee is primarily responsible for reviewing and recommending qualified candidates for election as directors to the Board of Directors. The Committee periodically reviews the size and makeup of the Board and makes appropriate recommendations to the Board based on perceived need, position description and candidate profile. The Committee will consider nominees recommended by management, shareholders and others. Such recommendations may be delivered in writing to the attention of the Director Affairs Committee in care of the Corporate Secretary at the Company's principal executive offices. The Director Affairs Committee met nine (9) times during the last fiscal year.

    During the last fiscal year, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

DIRECTOR COMPENSATION

    Directors who are not employees of the Company are paid a retainer of $7,000 per quarter and a fee of $1,000 per Board meeting attended. No additional fees are paid for committee meetings. The Company also reimburses non-employee directors for travel and other incidental expenses incurred in attending meetings of the Board. In addition, A. C. Markkula, Jr., a director of Apple, received $2,335 in the form of health insurance benefits during fiscal year 1996.

COMPANY STOCK PERFORMANCE

    The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "Industry Index"). The graph assumes $100 was invested in each of Common Stock, the S&P 500 and the Industry Index on September 30, 1991. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 on September 30,
1991
                                                   Apple Computer, Inc.    S&P 500-R-    S&P-R- Computers (Hardware) Index
Sep-91                                                             $100          $100                                 $100
Sep-92                                                              $92          $111                                  $83
Sep-93                                                              $48          $125                                  $56
Sep-94                                                              $70          $130                                  $81
Sep-95                                                              $79          $169                                 $117
Sep-96                                                              $47          $203                                 $142

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee, which is comprised of three outside non-employee directors, is to review and approve base salaries, executive bonus payouts, stock options and other compensation of the executive officers of the Company.

    The Company's executive compensation programs are designed to use Company performance, individual executive performance and increasing stockholder value over time as determinants in establishing levels of executive compensation. These design principles are intended to motivate executive officers to improve the financial position of the Company, hold executives accountable for the performance of the organizations for which they are responsible and to attract key executives into the service of the Company and its shareholders. In addition, the Company undertook an extensive reorganization of executive officers beginning in the second fiscal quarter of 1996 that resulted in the addition of Gilbert F. Amelio, Chairman of the Board and Chief Executive Officer; George M. Scalise, Executive Vice President and Chief Administrative Officer; Fred D. Anderson, Executive Vice President and Chief Financial Officer; and Ellen M. Hancock, Executive Vice President and Chief Technology Officer; and the promotion of Marco Landi to the newly created position of Chief Operating Officer. Certain one-time payments to these individuals and the level of compensation paid to them reflect, in part, the Compensation Committee's judgment as to the amount that was necessary to attract them to the Company from their former employers and to compensate these individuals for amounts forfeited or foregone as a result of leaving their former employers.

    In fiscal year 1996, executive officer compensation had two primary elements: cash compensation (divided into a base salary and an executive bonus component) and equity-based compensation, including stock options and performance shares. These elements are determined by the Compensation Committee of the Board and are discussed in more detail below.

CASH COMPENSATION

    The Company regularly participates in several executive compensation surveys in the computer industry and general industry to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry.

    DETERMINATION OF BASE SALARY

    Some executive officer base salaries were increased in October 1995 as part of an annual executive compensation review. The base salary increases were based upon the sustained individual performance of each executive and the competitive base salary data provided by executive compensation surveys. As part of the extensive reorganization of the executive functions of the Company as noted above, executive officer base salaries were reviewed by the Compensation Committee in July 1996. This base salary review resulted in some executive officers receiving an increase in base salary. These increases were based upon establishing competitive base salary levels for executives who assumed new roles and accountabilities under the Company's executive reorganization. Competitive base salary levels were established by use of computer industry and general industry salary survey data.

    DETERMINATION OF BONUS PAYOUTS

    For fiscal year 1996, the Compensation Committee approved a performance-based bonus plan, the Senior/Executive Incentive Bonus Plan (the "1996 Bonus Plan"), in which bonuses for executive officers were determined with reference to financial performance targets. Major emphasis in the 1996 Bonus Plan was placed on financial performance measurements that included Return on Capital Employed, Market Share, Operating Margin, Inventory Turns and Days Sales Outstanding targets. The 1996 Bonus Plan formula provided the potential for two semiannual payments to be made to executive officers. The first semiannual payment was based on fiscal year 1996's first half (first and second quarter) financial results. The second semiannual payment was based on fiscal year 1996's second half (third and fourth quarter) financial results.

    The purpose of the 1996 Bonus Plan was to focus the efforts of senior management toward predetermined specific goals and objectives that were of critical importance to the success of the Company. Specifically, the 1996 Bonus Plan was intended to:

    - encourage participants to achieve outstanding results toward Company objectives by measuring executive officers on the basis of achievement of financial performance targets;

    - strengthen the ability of the Company to attract and retain high caliber key management personnel; and

    - provide a leveraged compensation program based on performance towards Company objectives, with superior performance resulting in more aggressive compensation levels.

    Under the 1996 Bonus Plan, bonus targets for executive officers were set individually, based on the executive pay range to which a particular officer was assigned. The target bonus established for all participants was based largely on financial performance targets and to a lesser extent on individual performance targets.

    Target payouts (less deductions and withholdings) for executive officers were set based on achievement of financial performance goals. All other plan participants' target payouts were set based principally on achievement of financial performance goals as well as on meeting individual performance targets. No executive officers or other 1996 Bonus Plan participants received a payout under the first semiannual measurement period of the plan.

    As part of the Company's executive officer and business reorganization in July 1996, the Compensation Committee approved the replacement of the existing 1996 Bonus Plan with a Special Senior/Executive Bonus Program (the "Special Q4 Bonus Plan") for the fourth quarter of fiscal year 1996. The Special Q4 Bonus Plan was effective only during the fourth fiscal quarter of fiscal year 1996 and operated under the same rules of participant eligibility as the discontinued 1996 Bonus Plan but with prorated annual bonus targets reflecting the single fiscal quarter measurement period. Under the Special Q4 Bonus Plan, all executive officers and other participants were measured on a single financial performance target of a specified dollar net income increase above the Company's June 1996 forecast. The purpose of the Special Q4 Bonus Plan was to focus senior management on improving the Company's overall financial results and to rebuild momentum toward increased sales and improved profit performance. Under the Special Q4 Bonus Plan, bonus targets for executive officers and other participants were set at one fourth of the annual bonus target amount they would be eligible for under the 1996 Bonus Plan. The target payout under the Special Q4 Bonus Plan resulted in all executives receiving 175% of their special bonus target as a bonus payout.

EQUITY BASED COMPENSATION

    Equity based compensation of executive officers was determined by the Compensation Committee, upon consideration of recommendations made by the executive officers' direct managers and, in some cases, reviewed by other management. In fiscal year 1996, executive officers of the company were eligible to receive grants of stock options under the 1990 Plan. In addition, executive officers were eligible to participate in the Company's Employee Stock Purchase Plan.

    The 1990 Plan is designed to attract and retain high quality personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company, and to promote the success of the Company's business. Options are granted under the 1990 Plan at an exercise price equal to the fair market value of Common Stock on the business day immediately preceding the date of the grant, and, in general, vest in increments over a period of three years after the date of grant of the option, subject to earlier termination of the option upon termination of employment and subject to automatic acceleration of vesting upon death of the optionee or a change in control of the Company. All options granted under the 1990 Plan expire ten years from date of grant, unless previously terminated or unless a shorter term is provided in the option agreement.

    During fiscal year 1996, recommendations for grants of options to individual executive officers were made upon a market analysis of grants made to officers at similar levels of responsibility by other companies in the computer and high technology industry that the Company uses generally as comparables to determine its own compensation levels, and also in comparison to certain other companies in the software industry. The Compensation Committee as administrator of the 1990 Plan determined stock option awards for executive officers of the Company based on a comparison of what officers in comparable positions at competing hardware and software companies receive in terms of the face value of the options at the time of grant, expressed as an annualized award size as a multiple of base salary.

    The Compensation Committee awarded options to executive officers under the 1990 Plan in accordance with the goals of the plan, and upon a review of each officer's individual performance goals, achievements and long-term potential to the Company. In fiscal year 1996, sixteen executive officers of the Company, five of whom were Named Officers, received option grants under the plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In fiscal year 1996, until February 1996, Michael H. Spindler was Chief Executive Officer of the Company. His compensation was determined using the same criteria described above for executive officers generally. During his tenure as Chief Executive Officer in fiscal year 1996, Mr. Spindler's base salary was not increased. In fiscal year 1996, Mr. Spindler did not receive any bonus payout under the 1996 Bonus Plan or Special Q4 Bonus Plan or any option grants under the 1990 Plan.

    On February 2, 1996, Dr. Gilbert F. Amelio joined the Company as Chief Executive Officer. Prior to joining the Company, Dr. Amelio was Chief Executive Officer of National Semiconductor Corporation and a member of Apple's Board of Directors.

    The fiscal year 1996 compensation for Dr. Amelio was set forth in a five-year employment agreement (the "Amelio Employment Agreement") between Dr. Amelio and the Company. The compensation elements under the Amelio Employment Agreement include base salary, bonus, and long-term incentives. These were extensively negotiated between Dr. Amelio and the Compensation Committee prior to his employment by the Company and reflect the Compensation Committee's judgment as to a competitive total compensation program that would be necessary to engage Dr. Amelio as the Chief Executive Officer of the Company and to compensate him for amounts forfeited or foregone as a result of his resignation from his prior employer. Each of the elements of his compensation is described below.

    BASE SALARY

    The Amelio Employment Agreement sets Dr. Amelio's fiscal year 1996 base salary at a rate of $990,000 per annum.

    BONUS

    For fiscal year 1996, Dr. Amelio was eligible for an annual bonus consisting of a Component A Bonus and a Component B Bonus. The fiscal year 1996 Component A Bonus provides a bonus target equal to 100% of Dr. Amelio's annual base salary prorated by a formula to reflect less than a full fiscal year of service. The result of the proration formula calculation yielded a target bonus amount of $648,000 for fiscal year 1996. The potential payout under the Component A Bonus ranges from a minimum guaranteed bonus amount in fiscal year 1996 of $324,126 to a maximum bonus amount of $1,944,756. Under the terms of the Amelio Employment Agreement, there is no minimum guaranteed Component A Bonus for fiscal years after fiscal year 1996. The Performance Goals on which the Component A Bonus is measured include Financial Targets for Revenue Growth and Gross Margin; Strategic Targets for Product Portfolio, Platform Strategy and Channel Strategy; and Management Targets for Building a New Management Team, determining Apple's Information Systems Strategy and Restructuring Business Processes. The Compensation Committee has reviewed Dr. Amelio's performance against the Performance Goals for the fiscal year 1996 Component A Bonus and, in its judgment, has determined that Dr. Amelio met and in some cases exceeded six of the eight aforementioned Performance Goals and that the appropriate payout percentage was 175% of the prorated target bonus amount.

    The fiscal year 1996 Component B Bonus provided a $1,000,000 bonus earned at the end of fiscal year 1996. In addition to the above-mentioned bonuses, Dr. Amelio received a one-time signing bonus of $200,000.

    LONG-TERM INCENTIVES

    The long-term incentives for Dr. Amelio are divided into two components: stock options under the 1990 Plan and shares of Common Stock (the "Performance Shares") under a performance share arrangement (the "Performance Share Arrangement"). These components are described below. Both the stock option granted under the 1990 Plan and the Performance Shares are conditioned upon the approval of the shareholders of the Company in separate votes of the shareholders at the Company's annual meeting on February 5, 1997.

    Subject to the aforementioned approval by the Company's shareholders, the Company has granted Dr. Amelio an option covering 1,000,000 shares of Common Stock under the 1990 Plan. The option was granted on March 5, 1996 at an exercise price of $26.25 per share (the fair market value of a share of Common Stock on the day preceding the date of grant). The option shall become vested and exercisable in increments of 20% over a five-year period.

    Under the Performance Share Arrangement, Dr. Amelio is eligible to earn up to 1 million shares of Common Stock over a five-year period. Pursuant to the terms of the Performance Share Arrangement, for fiscal year 1996, Dr. Amelio was afforded the opportunity to earn a maximum of 130,960 shares of Common Stock provided that, in the judgment of the Compensation Committee, Dr. Amelio attained the following Performance Goals: develop and execute a three-year strategic plan showing results by the fourth quarter of fiscal year 1996; develop and execute a profit model for the Company showing results by the fourth quarter of fiscal year 1996; and develop and implement an organizational model aligned with the corporate strategy and profit model by the end of the fourth quarter of fiscal year 1996. The Compensation Committee has reviewed Dr. Amelio's performance against the Performance Goals for the fiscal year 1996 Performance Share Arrangement and, in its judgment, has determined that Dr. Amelio has achieved all of the aforementioned Performance Goals.

    SECTION 162(M)

    The Company intends that long-term incentive compensation paid by the Company to Dr. Amelio pursuant to the option and the Performance Share Arrangement be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

           MEMBERS OF THE COMPENSATION COMMITTEE IN FISCAL YEAR 1996:

    Delano E. Lewis,             B. Jurgen Hintz             Katherine M. Hudson

    Chairman*

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In fiscal year 1996, the members of the Compensation Committee were, through June 1996, Peter O. Crisp, Chairman; B. Jurgen Hintz; and Katherine M. Hudson. After June 1996, the members of the Compensation Committee were Delano E. Lewis, Chairman; Mr. Hintz; and Ms. Hudson. No person who was an employee of the Company in fiscal year 1996 served on the Compensation Committee in fiscal year 1996. See also "INFORMATION ABOUT APPLE COMPUTER, INC.--DIRECTOR COMPENSATION".

------------------------

* Peter O. Crisp was the Chairman of the Compensation Committee until June 5, 1996, when he resigned from the Board of Directors.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

    The following table summarizes compensation information for the last three fiscal years for Gilbert F. Amelio, Chairman of the Board and Chief Executive Officer, and for Michael Spindler, former President and Chief Executive Officer, as well as for the four other most highly compensated executive officers of Apple (together, the "Named Officers") based on salary plus bonus for the fiscal year ended September 27, 1996.

                                                  SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            LONG-TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                        ------------------------------------------  -------------------------
        NAME AND             FISCAL                                 OTHER ANNUAL     RESTRICTED                   ALL OTHER
   PRINCIPAL POSITION         YEAR       SALARY($)    BONUS($)    COMPENSATION($)     STOCK($)    OPTIONS(#)   COMPENSATION($)
-------------------------  -----------  -----------  -----------  ----------------  ------------  -----------  ----------------
Michael H. Spindler......        1996      557,076     382,500           --              --                       3,721,389(1)
Former President and             1995      843,335     586,058           --              --          100,000
Chief Executive Officer*         1994      684,922     249,500           --                          200,000

Gilbert F. Amelio........        1996      655,061   2,334,000(2)        --          3,830,580(3)  1,000,000          3,060(4)
Chairman of the Board            1995           **
and Chief Executive              1994           **
Officer

Fred D. Anderson.........        1996      252,126   1,275,000           --              --          400,000        141,361(5)
Executive Vice President         1995           **
and Chief Financial              1994           **
Officer

Marco Landi..............        1996      526,454     367,438        114,768(6)         --          400,000         54,570(7)
Executive Vice President         1995      245,712     480,000         80,234(8)         --          120,000         50,000(9)
and Chief Operating              1994          ***
Officer

John Floisand............        1996      355,342     231,250        120,443(10)        --           30,000        180,893(11)
Senior Vice President,           1995      302,831     199,544           --              --           55,000         23,799(12)
Worldwide Sales                  1994      234,866     171,680           --              --          155,000         28,852(13)

George M. Scalise........        1996      245,189     767,813           --              --          240,000          4,104(14)
Executive Vice President         1995           **
and Chief Administrative         1994           **
Officer

------------------------------

*   Mr. Spindler resigned as an executive officer effective February 2, 1996.

** Dr. Amelio and Messrs. Anderson and Scalise became executive officers of the Company during fiscal year 1996. Disclosure of their compensation for prior years is not required pursuant to SEC rules.

*** Mr. Landi became an executive officer of the Company during fiscal year
    1995. Disclosure of his compensation for prior years is not required pursuant to SEC rules.

 (1) Includes $3,330,000 paid pursuant to a severance agreement with Mr. Spindler (see "ARRANGEMENTS WITH EXECUTIVE OFFICERS-- SEPARATION AGREEMENT WITH MICHAEL H. SPINDLER") and $391,389 in relocation assistance payments, including $191,389 in tax payment assistance.

 (2) Consists of a signing bonus, the Component A Bonus and the Component B Bonus for fiscal year 1996, as contemplated by the terms of the employment agreement dated February 2, 1996 between the Company and Dr. Amelio. (See "ARRANGEMENTS WITH EXECUTIVE OFFICERS--EMPLOYMENT AGREEMENT WITH DR. AMELIO".)

 (3) Represents the value on February 2, 1996 of 130,960 Performance Shares earned by Dr. Amelio pursuant to the terms of Dr. Amelio's employment agreement. The terms of Dr. Amelio's Performance Share Arrangement are described in the section of this Proxy Statement entitled "PROPOSAL NO. 5:
    APPROVAL OF DR. AMELIO'S PERFORMANCE SHARE ARRANGEMENT FOR FISCAL YEAR 1996". As of the last day of fiscal year 1996, Dr. Amelio held no other Performance Shares or restricted shares. No dividends were paid on the Performance Shares during fiscal year 1996.

 (4) Includes $2,285 in matching contributions made by the Company in accordance with the terms of its 401(k) Plan and $775 for a physical examination.

 (5) Includes $140,155 in relocation assistance payments, including $56,065 in tax payment assistance, and $1,206 in matching contributions made by the Company in accordance with the terms of its 401(k) Plan.

 (6) Includes $70,514 in housing allowance and $44,254 in car allowance.

 (7) Includes $41,836 in fees paid for service as a director of a nondomestic subsidiary and $12,734 in premiums paid on Mr. Landi's behalf for life, medical and certain disability insurance policies.

 (8) Includes $21,939 in tax payment assistance, $38,500 in housing allowance and $19,795 in car allowance.

 (9) Includes $50,000 in relocation assistance.

(10) Consists of $120,443 in expatriate cost-of-living allowance, including $64,406 in tax payment assistance.

(11) Includes $157,224 in relocation assistance payments, including $51,519 in tax payment assistance, $14,167 representing the value of a sales bonus trip and $9,502 in matching contributions made by the Company in accordance with the terms of its 401(k) Plan.

(12) Consists of $23,799 representing the value of a sales bonus trip.

(13) Consists of $28,852 representing the value of a sales bonus trip.

(14) Consists of matching contributions made by the Company in accordance with the terms of its 401(k) Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information about option grants to the Named Officers for the fiscal year ended September 27, 1996. All option grants to the Named Officers during fiscal year 1996 were made pursuant to the 1990 Plan.

                        SECURITIES UNDERLYING OPTION/SAR
                           GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                           POTENTIAL REALISABLE VALUE
                                                  % OF TOTAL                               AT ASSUMED ANNUAL RATES OF
                                                   OPTIONS/                                 STOCK PRICE APPRECIATION
                                                     SARS                                             FOR
                                    OPTIONS/      GRANTED TO     EXERCISE OR                     OPTION TERM(1)
                                      SARS       EMPLOYEES IN    BASE PRICE   EXPIRATION   --------------------------
NAME                               GRANTED(#)   FISCAL YEAR(2)     ($/SH.)       DATE         5%($)         10%($)
---------------------------------  -----------  ---------------  -----------  -----------  ------------  ------------
Gilbert F. Amelio................   1,000,000         10.13%      $   26.25       3/5/06     16,508,484    41,835,740

Fred D. Anderson.................     400,000          4.05%      $   24.56       4/1/06      6,178,890    15,658,520

John Floisand....................      30,000          0.30%      $   19.88      6/27/06        374,978       950,269

Marco Landi......................     400,000          4.05%      $   28.50      11/7/04      7,169,399    18,168,664

George M. Scalise................     240,000          2.43%      $   25.88      3/12/06      3,905,436     9,897,141

Michael H. Spindler*.............      --             --             --           --            --            --

------------------------

 * Mr. Spindler resigned as an executive officer effective February 2, 1996.

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

(2) Based on options to purchase an aggregate of 9,873,083 shares granted to all employees during fiscal year 1996.

(3) All options were granted at an exercise price equal to fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the business day immediately preceding the date of the grant.

AGGREGATED OPTION EXERCISES AND OPTIONS HELD BY THE NAMED OFFICERS

    The following table provides information about option exercises by the Named Officers in the last fiscal year and options held by each of them at fiscal year end.

                        SECURITIES UNDERLYING AGGREGATED
                    OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS/
                                  SHARES                    OPTIONS/SARS AT FY-END(#)      SARS AT FY-END($)(2)
                                ACQUIRED ON      VALUE      --------------------------  --------------------------
NAME                            EXERCISE(#)  REALIZED($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------  -----------  -------------  -----------  -------------  -----------  -------------
Gilbert F. Amelio.............      --            --            --          1,000,000       --             0

Fred D. Anderson..............      --            --            --            400,000       --             0

John Floisand.................      --            --           124,334        253,416        0            73,125

Marco Landi...................      --            --            40,000        480,000        0             0

George M. Scalise.............      --            --            --            260,000       --             0

Michael H. Spindler*..........      --            --            --            --            --            --

------------------------

 * Mr. Spindler resigned as an executive officer effective February 2, 1996.

(1) Market value of underlying securities (based on the fair market value of Common Stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at fiscal 1996 year end (based on $22.31 per share, the closing price of Common Stock on the Nasdaq National Market on September 27, 1996), minus the exercise price.

ARRANGEMENTS WITH EXECUTIVE OFFICERS

    The Company has from time to time entered into employment, retention and severance arrangements with certain of its executive officers. The Named Officers with whom the Company has such agreements, the dates of the agreements and a summary of the terms of such agreements are set forth in the following paragraphs.

    EMPLOYMENT AGREEMENT WITH DR. AMELIO.

    On February 2, 1996, the Company engaged Dr. Gilbert F. Amelio as its Chairman and Chief Executive Officer. Under the terms of the Amelio Employment Agreement, Dr. Amelio is employed for a five-year term at an annual base salary of $990,000. The Amelio Employment Agreement provides for the payment to Dr. Amelio of a hiring bonus equal to $200,000 and two bonuses defined in the agreement as the Component A Bonus and the Component B Bonus. Based upon the achievement of performance targets established by the Compensation Committee for each fiscal year, the Amelio Employment Agreement provides for the payment to Dr. Amelio of the Component A Bonus, an annual performance bonus ranging from 50% to 300% of his base salary, with a minimum of $324,126 guaranteed for fiscal year 1996. For fiscal year 1996, these performance targets were based on financial results (including revenue and margin trends in selected markets), strategic issues (rationalization of the Company's product portfolio, establishment of a long-term platform and channel strategy) and operational issues (information systems strategy, organizational changes and restructuring of critical business processes). In addition, Dr. Amelio is entitled to receive the Component B Bonus, which will equal $1,000,000 for each year during the term of the Amelio Employment Agreement.

    Pursuant to the Amelio Employment Agreement, the Company has made a loan to Dr. Amelio in the amount of $5,000,000, bearing interest at the minimum rate required under the Code. Accrued interest plus 20% of the initial principal amount of the loan are repayable annually upon each of the first through fifth anniversaries of February 2, 1996, or in full within 90 days of termination of Dr. Amelio's employment.

    The Amelio Employment Agreement further provides that Dr. Amelio is to be granted an option (the "Option") covering 1,000,000 shares of Common Stock, and that he is to be afforded the opportunity to earn 1,000,000 Performance Shares over five years based upon the Company achieving performance objectives established by the Compensation Committee. The grant of the Option and the Performance Share Arrangement are subject to the approval of the shareholders of the Company. The terms of the Option and the Performance Share Arrangement are described in the sections of this Proxy Statement entitled, respectively, "PROPOSAL NO. 3: APPROVAL OF THE GRANT OF A STOCK OPTION TO DR. AMELIO UNDER THE 1990 STOCK OPTION PLAN","PROPOSAL NO. 5: APPROVAL OF DR. AMELIO'S PERFORMANCE SHARE ARRANGEMENT FOR FISCAL YEAR 1996" and "PROPOSAL NO. 6: APPROVAL OF THE SENIOR OFFICERS RESTRICTED PERFORMANCE SHARE PLAN".

    If Dr. Amelio's employment with the Company ends in an Involuntary Termination (as described below), the Company will be obligated to pay him a lump sum severance payment equal to the sum of the base salary payable for the remainder of the term of employment and the target amount of the Component A Bonus payable for each whole or partial fiscal year of the Company during the remaining term. Any severance amounts payable to Dr. Amelio would be reduced by the outstanding principal and interest on the aforementioned loan. In addition, Dr. Amelio will retain the then-vested portion of the Option. Dr. Amelio's right to any Performance Shares will be governed by the provisions of the Senior Officers Restricted Performance Share Plan, which is discussed in this Proxy Statement under the heading "PROPOSAL NO. 6: APPROVAL OF THE SENIOR OFFICERS RESTRICTED PERFORMANCE SHARE PLAN". Special severance provisions apply under the Amelio Employment Agreement if the shareholders of the Company do not approve the Option and the Performance Share Arrangement and Dr. Amelio's employment ends in an Involuntary Termination, or if a Change in Control of the Company occurs on or prior to February 2, 1997. In these circumstances, the Amelio Employment Agreement provides for a lump sum payment of $10,000,000 in lieu of the severance amounts described above, reduced by the outstanding balance on the aforementioned loan.

    The Amelio Employment Agreement defines "Involuntary Termination" as a termination by the Company without Cause or a resignation by Dr. Amelio for Good Reason. The Amelio Employment Agreement generally defines "Cause" as including a felony conviction, willful disclosure of confidential information or willful and continued failure to perform employment duties. "Good Reason" generally includes a detrimental reduction in position or responsibilities, the failure of the Company to have any successor in interest assume the agreement, a reduction in salary or a failure to pay any earned bonus or the failure to grant the Option or the Performance Shares (other than by reason of not obtaining shareholder approval).

    The Amelio Employment Agreement further provides for a tax gross-up payment to mitigate the effect of any excise tax imposed under the "golden parachute provisions" of the Code.

    EMPLOYMENT AGREEMENTS WITH OTHER NAMED OFFICERS.

    The Company entered into an employment agreement with Fred D. Anderson effective April 1, 1996 (the "Anderson Employment Agreement"), pursuant to which Mr. Anderson serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Anderson is entitled to an annual base salary of $500,000 and is eligible to participate in the Company's Senior Executive Bonus Plan. During fiscal year 1996, Mr. Anderson was guaranteed a bonus payout of at least $400,000. During fiscal year 1997, his target bonus will be set at 80% of his base salary and will thereafter be reviewed annually by the Company. Pursuant to the provisions of the Anderson Employment Agreement, the Company paid Mr. Anderson the first half of an $800,000 hiring bonus in fiscal year 1996. The second half of the hiring bonus will be paid to

Mr. Anderson in fiscal year 1997. Pursuant to the agreement, Mr. Anderson was also granted an option under the 1990 Plan covering 400,000 shares of Common Stock.

    If the Company terminates Mr. Anderson's employment without Cause (as described below) during the one-year period following April 1, 1996, the Company will be obligated to pay Mr. Anderson a lump sum severance payment equal to $1,300,000. If Mr. Anderson is terminated without Cause at any other time during the five-year period following April 1, 1996, he will be entitled to a lump sum severance payment equal to the sum of his annual base salary and target bonus. "Cause" is defined in the Anderson Employment Agreement in substantially the same manner as in the Amelio Employment Agreement.

    The Company entered into an employment agreement with George M. Scalise effective March 1, 1996, pursuant to which Mr. Scalise serves as the Company's Executive Vice President and Chief Administrative Officer (the "Scalise Employment Agreement"). Pursuant to the Scalise Employment Agreement, Mr. Scalise is entitled to an annual base salary of $420,000 and is eligible to participate in the Company's Senior Executive Bonus Plan. During fiscal year 1997, Mr. Scalise's target bonus will be set at 75% of his base salary, and will thereafter be reviewed annually by the Company. Pursuant to the provisions of the Scalise Employment Agreement, the Company paid Mr. Scalise the first half of a $630,000 hiring bonus in fiscal year 1996. The second half of the hiring bonus will be paid to Mr. Scalise in fiscal year 1997. Pursuant to the agreement, Mr. Scalise was granted an option covering 240,000 shares of Common Stock under the 1990 Plan.

    If the Company terminates Mr. Scalise's employment without Cause (as described below) during the one-year period following March 1, 1996, the Company will be obligated to pay Mr. Scalise a lump sum severance payment equal to $1,050,000. If Mr. Scalise's employment is terminated without Cause at any other time during the five-year period following March 1, 1996, he will be entitled to a lump sum severance payment equal to the sum of his annual base salary and target bonus. "Cause" is defined in the Scalise Employment Agreement in substantially the same manner as in the Amelio Employment Agreement.

    The employment agreement between the Company and John Floisand provides for a three-year term effective November 1, 1995 to serve as Senior Vice President of the Company (the "Floisand Employment Agreement"). Mr. Floisand also has a three-year employment agreement effective November 1, 1995 with Apple Japan, Inc., a subsidiary of the Company, pursuant to which Mr. Floisand serves as that company's Chairman and Chief Executive Officer. The two agreements provide for a combined annual base salary of $375,000 and entitle Mr. Floisand to participate in the Company's Senior Executive Bonus Plan. In addition, the Company paid Mr. Floisand an initial bonus in the amount of $100,000. Mr. Floisand's target bonus for fiscal year 1996 is $281,250, and the actual amount of the bonus will be based on the overall corporate performance goals identified in the Senior Executive Bonus Plan. Thereafter, Mr. Floisand's target bonus will be reviewed annually by the Company. Pursuant to the terms of the Floisand Employment Agreement, the Company recommended to the Board of Directors that Mr. Floisand be granted an option covering 30,000 shares of Common Stock under the 1990 Plan.

    The Floisand Employment Agreement provides that the Company will designate Mr. Floisand as a participant in the Company's Executive Severance Plan upon termination of his employment, provided that he has not been offered another position with an affiliate of the Company, he has not resigned and he has not been terminated by the Company for Business Reasons (described below). The Floisand Employment Agreement defines "Business Reasons" to include (i) competing with the Company, (ii) solicitation of the Company's customers, (iii) disclosure or misuse of Company secrets or other confidential information, (iv) any act of embezzlement, fraud or theft with respect to the Company's property,
(v) violation of the Company's policies or the terms of the Floisand Employment Agreement, (vi) causing injury to the property, reputation or employees of the Company, (vii) malfeasance, negligence, misconduct or the non-performance of duties and (viii) failure to follow the instructions of the Chief Executive Officer of the Company.

    The Company is presently negotiating the terms of an employment agreement with Marco Landi, but as of the date of this Proxy Statement, this agreement has not been finalized.

    SEPARATION AGREEMENT WITH MICHAEL H. SPINDLER.

    Pursuant to the terms of the separation agreement between Michael H. Spindler and the Company (the "Spindler Separation Agreement"), effective February 2, 1996, Mr. Spindler resigned from his positions as President and Chief Executive Officer. Pursuant to the terms of the Spindler Separation Agreement, Mr. Spindler received a lump sum payment of $3,712,500 upon his termination. In addition, he is entitled to continued health benefits for a period of two years after the Termination Date. The Spindler Separation Agreement also contemplates additional payments of $50,000 and $150,000 to Mr. Spindler in order to extinguish any rights that Mr. Spindler may have under any plan or contract for, respectively, the reimbursement of moving expenses and purchase price assurance for the sale of his personal residence.

    EXECUTIVE SEVERANCE PLAN.

    The Company has in effect an Executive Severance Plan, under which it may designate an executive officer as a participant in the plan if that executive officer is terminated by the Company due to Business Conditions. "Business Conditions" is defined as events or conditions that lead to the elimination or unavailability of jobs, other than pursuant to an Apple Redeployment Plan or Layoff Plan, and not including termination for cause. In general, an executive officer who is designated as a participant in the plan and who is terminated due to Business Conditions will receive a severance payment of between 4 and 12 months' pay, depending upon the length of such executive officer's service with the Company. A participating executive officer will also receive a portion of his or her actual bonus for the then-current fiscal year on a prorated basis. In addition, a participating executive officer will receive job placement assistance and up to 12 months' paid medical and dental benefits following the date that he or she ceases to be an employee of the Company. Under a Supplement to the Executive Severance Plan adopted in June 1995, officers who are not covered by a Retention Agreement may become eligible to receive certain enhanced benefits in the event of a change in control of the Company.

    CHANGE IN CONTROL ARRANGEMENTS.

    In the event of a "change in control" of Apple, all outstanding options under the Company's 1981 Stock Option Plan, 1986 Employee Incentive Stock Option Plan, 1987 Executive Long Term Stock Option Plan (the "ELTSOP") and 1990 Plan will, unless otherwise determined by the Board of Directors, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of Apple's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

    The Company has entered into a retention agreement with certain of the Named Officers and certain other executive officers providing for certain cash payments in the event of termination of his or her employment following a change in control of the Company (the "Retention Agreements"). For purposes of the Retention Agreements, a "change in control" is defined as (i) a reorganization, merger, consolidation or other corporate transaction in which the holders of voting stock of the Company immediately before the corporate transaction will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such corporate transaction, (ii) the acquisition of 30% or more of the combined voting power of the Company's then-outstanding securities, (iii) a change of 50% in the membership of the Board of Directors within a two-year period, unless the election or nomination for election by shareholders of each new director within such period was approved by the vote of at least three-fourths of the directors still in office at the beginning of the period, (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed, or (v) a "change in control" of the Company within the meaning of Section 280G of the Code.

    In the event of an Involuntary Termination (as defined in the Retention Agreements) of any executive officer who is a party to a Retention Agreement within two years following a change in control, such executive officer will receive a cash payment equal to the sum of (i) two times his or her annual base salary immediately prior to the date of his or her termination or, if greater, the highest annualized base salary in effect during the three-year period ending on the change in control and (ii) one times his or her target bonus. In addition, the executive officer would be eligible to participate in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to him or her until the second anniversary of his or her date of termination.

    The Retention Agreements further provide that, in the event of an Involuntary Termination of an executive officer on or following a change in control, such executive officer's equity awards granted to him or her under the 1990 Plan, the ELTSOP and any other equity-based incentive plan or arrangement adopted by the Company ("Equity Plans") shall vest and become exercisable. All equity awards also shall vest and become exercisable as of the date of a change in control as defined in the Equity Plans, regardless of whether the executive officer's employment has then terminated. Subject to certain limits on payments, the Retention Agreements also require tax gross-up payments to the executive officers to mitigate any excise tax imposed on the executive officers under Sections 280G and 4999 of the Code in connection with a change in control. Executive officers who are not covered by Retention Agreements may be entitled to enhanced benefits under the Company's Executive Severance Plan, which is discussed above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Board has approved an agreement with Dr. Amelio pursuant to which the Company utilizes an aircraft owned by Dr. Amelio for purposes of business travel. The Company has agreed to pay $1,695 for each hour of use of the aircraft, as well as certain other fees and expenses, including pilot and copilot fees, parking and landing fees and simulator training and fuel expenses. The Company has paid to date approximately $108,000 to Aero Ventures, an entity wholly owned by Dr. Amelio, in connection with the use of the aircraft. In addition, the Company paid approximately $121,000 to ACM Aviation, Inc., a company wholly owned by A. C. Markkula, Jr., for the use of aircraft in connection with the transportation of directors to and from meetings of the Board during fiscal year 1996.

    In connection with a 1990 relocation assistance package provided to Michael Dionne, Senior Vice President and General Manager, AppleAssist, the Company extended to Mr. Dionne a $400,000 loan for the purpose of making a down payment on a residence. The largest aggregate amount of indebtedness outstanding on this loan during fiscal year 1996 was $105,230 and, as of the end of fiscal year 1996, the outstanding loan balance was $65,473. The rate of interest being charged to Mr. Dionne by the Company on this loan is 5.5%.

    Pursuant to the terms of the Amelio Employment Agreement, the Company extended a $5 million loan to Dr. Amelio in February 1996, which is to be repaid over a period of 5 years. The largest aggregate amount of indebtedness outstanding on this loan during fiscal year 1996 was $5 million. (See "ARRANGEMENTS WITH EXECUTIVE OFFICERS--EMPLOYMENT AGREEMENT WITH DR. AMELIO").

                             OVERVIEW OF PROPOSALS

    This Proxy Statement contains seven proposals requiring shareholder action. Proposal 1 requests the election of three directors to Class I of the Company's Board. Proposal 7 requests ratification of the Company's auditors.

    The remaining five proposals relate to compensatory plans or arrangements that the Company has implemented or intends to implement as a means of attracting and retaining qualified personnel. Each of these proposals is part of a comprehensive approach to compensation that is intended to assist the Company in attracting, motivating and retaining employees, including key members of management and other key personnel, during a time of significant financial and strategic transition.

    These compensatory programs are structured so that management incentives are tied to short- and long-term goals and objectives that are intended to result in enhanced and sustainable long-term value for the Company's shareholders. A key element of each of these programs is the opportunity for participants to acquire options or shares of Common Stock. Proposals 3 and 5 also implement the long-term incentive elements of the Amelio Employment Agreement which were negotiated with Dr. Amelio prior to his joining the Company and which reflect the level and type of incentive compensation deemed necessary to engage Dr. Amelio as the Chief Executive Officer of the Company and to compensate him for amounts forfeited or foregone as a result of his resignation from his prior employer. Each of the proposals is discussed in more detail in the pages that follow.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The Company's Bylaws provide for a Board of Directors divided into two classes, Class I and Class II, with half of the directors in each class or as close an approximation to half as possible. In connection with the decision of
B. Jurgen Hintz in December 1996 not to stand for re-election to the Board, the Bylaws have been amended, effective February 5, 1997, to reduce the number of directors from nine to seven.* Class I currently consists of four directors who are serving two-year terms expiring on the date of this Annual Meeting, three of whom are standing for re-election. Class II currently consists of four directors who are serving two-year terms expiring in 1998. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

    Three directors are to be elected at this Annual Meeting. The Board has nominated three of the current Class I directors to be re-elected. Directors elected to Class I will serve two-year terms expiring in 1999. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board of Directors' three nominees below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

    The Board's nominees for re-election at this Annual Meeting as Class I directors are Gilbert F. Amelio, Gareth C. C. Chang and Katherine M. Hudson.

VOTE REQUIRED

    The three nominees for Class I directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RE-ELECTION OF GILBERT F. AMELIO, GARETH C. C. CHANG AND KATHERINE M. HUDSON TO CLASS I OF THE BOARD OF DIRECTORS OF THE COMPANY.

-------------------

*The reduction from nine to seven seats will eliminate a vacancy caused by the resignation from the Board of Joseph A. Graziano in October 1995.

                                 PROPOSAL NO. 2

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

    The Employee Stock Purchase Plan (the "Purchase Plan") provides employees (including officers) of the Company and its majority-owned subsidiaries with an opportunity to purchase through payroll deductions Common Stock at a purchase price that is 85% of the lower of the fair market value of Common Stock at the beginning or end of an offering period. In December 1996, the Board of Directors adopted an amendment to the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,500,000, bringing the total number of shares reserved for issuance under the Purchase Plan to 15,000,000 shares. The proposed share increase will avoid an unanticipated shortfall in the number of shares available for the current offering period, which concludes on December 27, 1996, with shares to be delivered in early February 1997, and is expected to fund the Purchase Plan through fiscal year 1998.

PROPOSED AMENDMENT

    At the Annual Meeting, the shareholders are being asked to approve the amendment to the Purchase Plan adopted by the Board of Directors in December 1996, increasing the number of shares of Common Stock authorized to be issued thereunder from a total of 11,500,000 shares to a total of 15,000,000 shares.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve the proposed amendment to the Purchase Plan.

RECOMMENDATION

    THE BOARD OF DIRECTORS OF APPLE HAS UNANIMOUSLY APPROVED THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE PURCHASE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH INCREASE.

DESCRIPTION OF THE PURCHASE PLAN

    The following is a summary of the terms of the Purchase Plan. Copies of the Purchase Plan are available upon request to the Investor Relations Department of the Company. In addition, a copy of the Purchase Plan is filed with the SEC as an exhibit to the Company's Form 10-K for fiscal year 1996, which was filed with the SEC on December 19, 1996.

    PURPOSE. The purpose of the Purchase Plan is to provide employees (including officers) of the Company and its majority-owned subsidiaries with an opportunity to purchase Common Stock through payroll deductions.

    ADMINISTRATION. The Purchase Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board and is currently being administered by the Compensation Committee. All questions of interpretation or application of the Purchase Plan are determined by the Compensation Committee, whose decisions are final, conclusive and binding upon all participants.

    ELIGIBILITY AND PARTICIPATION. Any employee (including an officer) who is employed for at least 20 hours per week and more than five months per calendar year by the Company or any of its majority-owned subsidiaries designated from time to time by the Board is eligible to participate in the Purchase Plan, provided that such employee is so employed on the date his or her participation in the plan is effective and subject to limitations imposed by Section 423(b) of the Internal Revenue Code and limitations on stock ownership described in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office, prior to the commencement of the applicable offering period, a subscription agreement authorizing payroll deductions.

    OFFERING DATES. The Purchase Plan is generally implemented by one offering during each six-month period of the plan. Offering periods normally commence in January and July of each year. The Board has the power to alter the duration of the offering periods without shareholder approval.

    PURCHASE PRICE. The purchase price at which shares will be sold in an offering under the Purchase Plan is 85% of the lower of the fair market value of Common Stock (i) on the date of commencement of the six-month offering period or
(ii) on the last day of the offering period. The fair market value of Common Stock on a given date is the mean of the reported bid and asked prices for that date or, if Common Stock is listed on an exchange or quoted on the Nasdaq National Market, the closing or last sale price on such exchange or quotation system for that date.

    PAYROLL DEDUCTIONS. The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The rate of deductions may not exceed 10% of participant's compensation, and the aggregate of all payroll deductions during the offering period may not exceed 10% of the participant's aggregate compensation for the offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period by filing with the Company a new authorization for payroll deductions.

    All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company to be used for any corporate purpose. The amount by which an employee's payroll deductions exceeds the amount required to purchase the shares subject to option will be refunded to the employee with no interest thereon. Amounts attributable to fractional share interests are rolled over into the next offering period.

    GRANT AND EXERCISE OF OPTION. At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares equal to the participant's accumulated payroll deductions for the offering period divided by 85% of the lower of the fair market value of a share of Common Stock at the beginning of the offering period or the end of the offering period; provided that the number of shares subject to the option shall not exceed 200% of the number of shares determined by dividing 10% of the participant's semi-annual compensation as of the beginning of the offering period by 85% of the fair market value of Common Stock as of the beginning of such period. The maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in the employee's account will be purchased for such employee at the applicable purchase price. If, however, at the termination of any offering period the total number of shares which would otherwise be subject to options granted pursuant to the Purchase Plan exceeds the number of shares then available in the Purchase Plan, the Company is to notify the participants and may, in its sole discretion, (i) make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as practicable; (ii) terminate the offering period without issuing any shares; or
(iii) seek shareholder approval of an increase in the number of shares authorized under the Plan such that all options can be exercised in full. The Company may delay deciding which of these alternatives to adopt, and may accordingly delay issuances of any shares under the Purchase Plan for such time as is necessary to obtain shareholder approval of any increase in shares authorized under the Plan. Upon making its decision, the Company shall notify Participants. Participants may withdraw from the Purchase Plan at any time prior to notification by the Company of which alternative it has determined to adopt.

    Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any outstanding options), nor is any employee entitled to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under all employee stock purchase plans of the Company or its parent or any subsidiary in any calendar year.

    WITHDRAWAL. A participant in the Purchase Plan may terminate his or her interest in a given offering in whole, but not in part, by giving written notice to the Company of his or her election to withdraw at any time prior to the end of the applicable six-month offering period. Such withdrawal automatically terminates the participant's interest in that offering, but does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her participation in the Purchase Plan immediately.

    CAPITAL CHANGES. In the event any change is made in the Company's capitalization during an offering period, such as a stock split or stock dividend on Common Stock, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase under the Purchase Plan, as well as in the number of shares reserved for issuance under the Purchase Plan. The Board may also make provision for adjusting the number of shares subject to purchase under the Purchase Plan in the event of a merger, reorganization, rights offering or other similar increase or decrease in the number of shares of Common Stock outstanding.

    NONASSIGNABILITY. No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Company as an election to withdraw from the Purchase Plan.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that termination of the plan shall not affect options previously granted thereunder nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. Approval of the shareholders of the Company is required for amendments to the Purchase Plan only to the extent that shareholder approval is required or desirable to comply with either (A) Rule 16b-3, promulgated under the 1934 Act ("Rule 16b-3"), as in effect at the time of the proposed amendment to the Purchase Plan, (B) the applicable Code sections and rules and regulations thereunder governing employee stock purchase plans, as in effect at the time of the proposed amendment or (C) other applicable laws, rules or regulations.

    TAX INFORMATION. The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the Purchase Plan, disposes of such stock by gift or dies.

    Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after exercise of the option, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be taxed as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the fair market value of the shares on the exercise date over the option price, and any further gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

    The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

    The foregoing does not purport to be a complete summary of the effect of federal income taxation of Purchase Plan transactions upon participants and Apple. It also does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

                                 PROPOSAL NO. 3

             APPROVAL OF THE GRANT OF A STOCK OPTION TO DR. AMELIO
                        UNDER THE 1990 STOCK OPTION PLAN

    In connection with the engagement of Dr. Amelio as its Chairman and Chief Executive Officer, the Company and Dr. Amelio entered into the Amelio Employment Agreement as of February 2, 1996. See "ARRANGEMENTS WITH EXECUTIVE OFFICERS--EMPLOYMENT AGREEMENT WITH DR. AMELIO". The terms of the Amelio Employment Agreement provide, among other things, for the grant to Dr. Amelio of an Option covering 1,000,000 shares of Common Stock at an exercise price of $26.25 per share, which was the fair market value of a share of Common Stock on the day before the date of grant. The Amelio Employment Agreement provides that the grant of the Option is conditioned upon subsequent shareholder approval of the Option and amendment of the 1990 Plan to permit the Option grant to comply with the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits the amount of compensation paid to named executive officers that may be deducted for federal tax purposes in any year to $1 million, unless the compensation qualifies as "performance-based" compensation. The amendments to the 1990 Plan to comply with Section 162(m) of the Code are separately addressed below in PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE 1990 STOCK OPTION PLAN.

PROPOSED ACTION

    At the Annual Meeting, the shareholders are being asked to approve the grant of the Option to Dr. Amelio under the 1990 Plan.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve the Option.

RECOMMENDATION

    THE COMPENSATION COMMITTEE HAS UNANIMOUSLY APPROVED THE OPTION AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE OPTION.

DESCRIPTION OF OPTION GRANT TO DR. AMELIO

    The Amelio Employment Agreement provides for the grant of an Option to Dr. Amelio covering 1,000,000 shares of Common Stock. The Option is a nonstatutory stock option for purposes of the Code. The date of grant of the Option is March 5, 1996 and the exercise price of the Option is $26.25 per share, which was the fair market value of a share of Common Stock on the day before the date of grant. Under the terms of the Amelio Employment Agreement, the Option vests ratably in annual installments over the five-year term of his employment with the Company and will expire on the tenth anniversary of the date of the grant, unless the Option terminates earlier in accordance with the provisions of the 1990 Plan. If Dr. Amelio's employment with the Company terminates for any reason (other than death or disability), he will forfeit the unvested portion of the Option, and the vested portion will remain exercisable for 90 days following the termination of employment. If Dr. Amelio's employment is terminated without "cause" or if Dr. Amelio should resign for "good reason" (as such terms are defined in the Amelio Employment Agreement) after a change in control of the Company, he will also vest in an additional portion of the Option determined in accordance with a prorating formula set forth in the Amelio Employment Agreement.

    The Option grant is conditioned upon shareholder approval of the Option and an amendment to the 1990 Plan to permit the Option grant to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Code. If such shareholder approval is not obtained, the Amelio Employment Agreement obligates the Company and Dr. Amelio to negotiate an alternative long-term compensation arrangement to be submitted to shareholders for approval.

    The terms of the 1990 Plan and the tax consequences of option grants under the 1990 Plan (including the Option) are discussed below. See PROPOSAL NO. 4:
APPROVAL OF AN AMENDMENT TO THE 1990 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

             APPROVAL OF AN AMENDMENT TO THE 1990 STOCK OPTION PLAN

    On December 4, 1996 the Board of Directors of the Company adopted an amendment to the 1990 Plan (the "Amendment") intended to permit income recognized in connection with grants of options or stock appreciation rights made after September 29, 1995 (including the Option granted to Dr. Amelio) to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code. The Amendment provides that options and stock appreciation rights covering no more than 1,500,000 shares of Common Stock may be granted to an eligible person under the 1990 Plan in any fiscal year beginning after September 29, 1995. The Amendment, which is described in more detail below, also made other changes to the 1990 Plan necessary or advisable to permit compliance with
Section 162(m) of the Code. As noted above, Section 162(m) of the Code limits the amount of compensation paid to named executive officers that may be deducted for federal tax purposes in any year to $1 million, unless the compensation qualifies as "performance-based" compensation.

    In addition, the Amendment increased the number of shares of Common Stock reserved for issuance under the 1990 Plan by 1,000,000. As of October 20, 1996 and without giving effect to this proposed increase in shares, a total of 51,200,000 shares had been reserved for issuance under the 1990 Plan and a total of approximately 4,726,392 shares remained available for future grants under the 1990 Plan.

PROPOSED ACTION

    At the Annual Meeting, the shareholders are being asked to approve the Amendment, thereby limiting the number of options and stock appreciation rights that may be granted to an individual in any fiscal year beginning after September 29, 1995, making certain other changes necessary or advisable to comply with the performance-based compensation provisions of Section 162(m) of the Code and increasing the number of shares of Common Stock reserved for issuance under the 1990 Plan by 1,000,000 shares. The full text of the Amendment appears as Exhibit 1 to this Proxy Statement and the description of the Amendment herein is qualified by reference to the text of the amendment.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve the Amendment.

RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1990 PLAN AND THE INCREASE OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 1,000,000 SHARES AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT AND THE INCREASE.

DESCRIPTION OF THE 1990 PLAN

    The key terms of the 1990 Plan, as proposed to be amended, are outlined below. Copies of the 1990 Plan are available upon request to the Investor Relations Department of the Company.

    GENERAL. The 1990 Plan authorizes the grant of either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options. All options currently outstanding under the 1990 Plan (including the Option) are nonstatutory options. In addition, the 1990 Plan authorizes the grant of Stock Appreciation Rights ("SARs") in connection with new options or outstanding options, or independently of options. As amended, the 1990 Plan will permit the grant of options and SARs covering up to 52,200,000 shares of Common Stock, which is an increase of 1,000,000 shares from that previously authorized by the shareholders. The Option granted to Dr. Amelio is included in the total authorized under the 1990 Plan. The fair market value of a share of Common Stock on October 31, 1996 was $23.00.

    PURPOSE. The purpose of the 1990 Plan is to advance the interests of the Company and its shareholders and to promote the success of the Company's business by attracting and retaining high quality personnel for positions of substantial responsibility and providing additional incentive to key employees of the Company and its subsidiaries and its affiliated companies.

    ADMINISTRATION AND ELIGIBILITY. The 1990 Plan is administered by the Board or by a committee or committees designated by the Board to administer the plan (the "Administrator"). The amendment to the 1990 Plan revises the administration provisions to require that grants under the 1990 Plan after September 29, 1995 to officers may be made only by a committee of directors who qualify as "outside directors" within the meaning of Section 162(m) of the Code. The 1990 Plan provides that options and SARs may be granted thereunder to employees (any of whom may also be officers or members of the Board) of the Company and its subsidiaries and affiliated companies with respect to which the Company owns at least 20% of the total voting power. The Plan authorizes the Administrator to select the employees to whom options or SARs will be awarded and determines the number of shares to be subject to each option or SAR. In making such determination, the Administrator considers the duties and responsibilities of the employee, the value of the employee's services, his or her present and potential contributions to the success of the Company and other relevant factors.

    The proposed amendment to the 1990 Plan provides that options and SARs covering no more than 1,500,000 shares of Common Stock may be granted to officers in any fiscal year beginning after September 29, 1995.

    TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of options granted under the 1990 Plan, including the time at which options become exercisable and the exercise price, are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the employee granted such option. The exercise price of the shares purchased upon exercise of any option may be paid in such form of consideration as the Administrator determines, and may vary for each option. The exercise price of an option is determined by the Administrator and may not be less than 100% of the fair market value of Common Stock at the time the option is granted.

    If (i) the optionee's employment terminates for any reason other than death or (ii) unless the Administrator otherwise approves, in the case of options granted to employees of a subsidiary or an affiliated company, such subsidiary or affiliated company ceases to be at least 20% owned by the Company, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date. Special provisions apply in the case of death of the optionee.

    All options granted under the 1990 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement. An option is nontransferable by the optionee other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order, and is exercisable during the optionee's lifetime only by such optionee or permitted transferee or, in the event of death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

    STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant SARs in connection with all or any part of an option granted under the 1990 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant SARs independently of options. An SAR granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent SARs are exercisable in whole or in part at such times as the Administrator specifies in the SAR grant or agreement. An SAR is nontransferable by the holder thereof other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and is exercisable during the holder's lifetime only by such holder or permitted transferee or, in the event of death, by the holder's estate or by a person who acquires the right to exercise the SAR by bequest or inheritance.

    The Company's obligations arising upon the exercise of an SAR may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. Shares issued upon the exercise of an SAR are valued at their fair market value as of the date of exercise. When an SAR is exercised, the aggregate number of shares of Common Stock available for issuance under the 1990 Plan will be reduced by the number of underlying shares of Common Stock as to which the SAR is exercised.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If any change, such as a stock split or dividend, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration, an appropriate adjustment will be made in the exercise price of, and the number of shares subject to, all outstanding options and SARs, and an appropriate adjustment will be made in the total number of shares reserved for issuance under the 1990 Plan.

    In the event of a proposed dissolution or liquidation of the Company, each option and SAR outstanding under the 1990 Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any option or SAR shall terminate as of a date fixed by the Administrator and give each optionee and SAR holder the right to exercise his or her option or SAR as to all or any part of the shares relating thereto, including shares as to which the option or SAR would not otherwise be vested and exercisable.

    CHANGE IN CONTROL OF THE COMPANY. In the event of a "change in control" of the Company (as defined below), all options and SARs outstanding under the 1990 Plan as of the date on which such change in control occurs will, unless otherwise determined by the Administrator, become fully exercisable and the value of all outstanding options and SARs will, unless otherwise determined by the Administrator, be cashed out. The cash-out price will be the difference between the exercise price and the defined "change in control price".

    A "change in control" is defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities, or
(ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation. The "change in control price" is determined by the Administrator and may be either (x) the highest closing price of Common Stock as reported in the public market during the 60-calendar-day period immediately preceding the date of determination of the change in control price or (y) the highest price paid or offered (as determined by the Administrator) in any bona fide transaction or offer related to the change in control of the Company during the 60-calendar-day period preceding the date of determination of the change in control price.

    In the event of a sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation, in a transaction in which options and SARs outstanding under the 1990 Plan are not accelerated and cashed out as provided above, each outstanding option and SAR will be assumed or an equivalent option or SAR will be substituted by the successor corporation in the transaction or by a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee or SAR holder shall have the right to exercise the option or SAR as to all of the shares subject thereto, including shares as to which the option or SAR would not otherwise be exercisable. If the Administrator makes an option or SAR fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, then the Company shall notify the optionee or SAR holder that the option or SAR will be fully exercisable for a period of 30 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period.

    INTERPRETATION, AMENDMENT AND TERMINATION OF THE PLAN. The Administrator has the authority to interpret and construe the provisions of the 1990 Plan, and to conclusively resolve any issues arising thereunder and, subject to certain limitations set forth in the plan document, the Board of Directors has general authority to amend or terminate the 1990 Plan.

TAX INFORMATION

    Incentive stock options under the 1990 Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

    All other options granted under the 1990 Plan are nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

    Subject to the limits on deductibility of employee remuneration under
Section 162(m) of the Code, the Company will generally be entitled to a tax deduction in the amount that an optionee recognizes as ordinary income with respect to an option. Options granted to executive officers in fiscal year 1996 and thereafter under the 1990 Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1990 Plan (or to the Option) and any final determination of the deductibility of amounts realized upon exercise of an option or SAR granted under the 1990 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1990 Plan (including the Option) in accordance with the terms of the 1990 Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

    The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

PARTICIPATION IN THE 1990 STOCK OPTION PLAN

    Option grants for fiscal year 1996 are set forth in the table to this Proxy Statement entitled "SECURITIES UNDERLYING OPTION/SAR GRANTS IN LAST FISCAL YEAR". Grants under the 1990 Plan are made at the discretion of the Administrator and future grants under the 1990 Plan have not yet been determined.

                                 PROPOSAL NO. 5

                      APPROVAL OF DR. AMELIO'S PERFORMANCE
                     SHARE ARRANGEMENT FOR FISCAL YEAR 1996

    The Amelio Employment Agreement contemplates that Dr. Amelio will have the opportunity to earn up to 1,000,000 shares of Common Stock (the "Performance Shares") over the five-year term of his employment with the Company based upon the achievement of performance objectives established by the Compensation Committee for each fiscal year of the Company occurring during the term of employment. The Performance Share Arrangement with Dr. Amelio is conditioned upon the arrangement being approved by the shareholders of the Company at the Annual Meeting. Subject to such shareholder approval, the Compensation Committee has approved the award to Dr. Amelio of 130,960 Performance Shares for fiscal year 1996 based upon the achievement of the performance objectives described below for that year. The Performance Share Arrangement for fiscal years of the Company after fiscal year 1996 will be part of the proposed Senior Officers Restricted Performance Share Plan. See PROPOSAL NO. 6: APPROVAL OF THE SENIOR OFFICERS RESTRICTED PERFORMANCE SHARE PLAN. The key terms of the Performance Share Arrangement are discussed below.

PROPOSED ACTION

    At the Annual Meeting, the shareholders are being asked to approve the award and issuance to Dr. Amelio of 130,960 Performance Shares for fiscal year 1996 and the performance goals previously established by the Compensation Committee for fiscal year 1996.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve the fiscal year 1996 award of Performance Shares to Dr. Amelio and the performance goals adopted in connection therewith.

RECOMMENDATION

    THE COMPENSATION COMMITTEE HAS UNANIMOUSLY APPROVED THE FISCAL YEAR 1996 AWARD OF THE PERFORMANCE SHARES TO DR. AMELIO AND THE PERFORMANCE GOALS ADOPTED IN CONNECTION THEREWITH AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THESE ITEMS.

DESCRIPTION OF PERFORMANCE SHARE ARRANGEMENT FOR DR. AMELIO AND THE FISCAL YEAR
  1996 PERFORMANCE GOALS

    GENERAL DESCRIPTION. The Amelio Employment Agreement contemplates that Dr. Amelio will have the opportunity to earn up to 1,000,000 Performance Shares over the five-year term of the agreement. The

Performance Shares for each fiscal year of the term are to be earned based upon the achievement of performance goals established for such year by the Compensation Committee. As noted above, the Performance Share Arrangement for fiscal years of the Company after fiscal year 1996 will be part of the proposed Senior Officers Restricted Performance Share Plan.

    For fiscal year 1996, Dr. Amelio was eligible to earn a maximum of 130,960 Performance Shares under the Performance Share Arrangement. At its April 1, 1996 meeting, the Compensation Committee established the following three goals which had to be achieved in order for Dr. Amelio to be eligible to earn the full number of Performance Shares for fiscal year 1996: (i) a three-year strategic plan (which would serve as the agenda for the Company's sustainable business proposition for the future) had to be identified and presented to the Board of Directors by the third quarter of fiscal year 1996 and had to begin showing results by the fourth quarter of fiscal year 1996; (ii) a profit model for the Company had to be identified and presented to the Board of Directors by the third quarter of fiscal year 1996 and had to begin showing results by the fourth quarter of fiscal year 1996; and (iii) an organizational model had to be implemented, communicated and aligned with the corporate strategy and profit model by the end of the fourth quarter of fiscal year 1996.

    At its November 18, 1996 meeting, the Compensation Committee reviewed the Company's performance for fiscal year 1996 and certified that each of these three goals set by the Compensation Committee had been achieved. The Compensation Committee resolved at that meeting that Dr. Amelio should receive the full number of Performance Shares (130,960 shares) payable under the Performance Share Arrangement for fiscal year 1996, subject to the approval of such payment and the aforementioned performance goals by the shareholders of the Company at the Annual Meeting.

    As noted above, the Performance Share Arrangement under the Amelio Employment Agreement is conditioned upon shareholder approval of the arrangement, along with shareholder approval of such additional terms intended to permit the Performance Share Arrangement to comply with the "performance-based" compensation provisions of Section 162(m) of the Code. If such shareholder approval is not obtained, the Amelio Employment Agreement obligates the Company and Dr. Amelio to negotiate an alternative long-term compensation arrangement to be submitted to shareholders for subsequent approval.

    SECTION 162(M). The Performance Share Arrangement for 1996 is intended to meet the requirements applicable to "performance-based" compensation under
Section 162(m) of the Code, and amounts paid under the arrangement are intended to be deductible by the Company for federal income tax purposes. No tax authority or court has ruled on the applicability of Section 162(m) to these amounts and any final determination of the deductibility of these payments could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to make payments in accordance with the terms of the arrangement regardless of any final determination as to the applicability of Section 162(m) of the Code to these payments.

                                 PROPOSAL NO. 6

                        APPROVAL OF THE SENIOR OFFICERS
                       RESTRICTED PERFORMANCE SHARE PLAN

    The Compensation Committee has approved, subject to subsequent shareholder approval at the Annual Meeting, the Senior Officers Restricted Performance Share Plan (the "Performance Share Plan"), pursuant to which executives of the Company at the level of Senior Vice President and above and other key employees designated from time to time by the Compensation Committee will be eligible to earn shares of Common Stock (the "Plan Performance Shares") based upon the achievement by the Company of performance targets under one or more performance goals established by the Compensation Committee for each fiscal year. If approved by the shareholders of the Company, the Performance Share Plan will govern the payment to Dr. Amelio of the remainder of the Performance Shares contemplated by Amelio

Employment Agreement for each fiscal year after fiscal year 1996. The key terms of the Performance Share Plan are discussed below.

PROPOSED ACTION

    At the Annual Meeting, the shareholders are being asked to approve the terms of the Performance Share Plan, including the participation levels of each of the five senior officers of the Company who have been designated as initial plan participants, the performance goals authorized for use under the plan, and the reservation for issuance of two million shares of Common Stock under the plan.

VOTE REQUIRED

    The affirmative vote of (i) a majority of the Votes Cast and (ii) a majority of the Quorum will be required to approve the Performance Share Plan, including the participation levels of each of the senior officers of the Company in the plan, the performance goals authorized for use under the plan and the reservation for issuance of 2,000,000 shares under the plan.

RECOMMENDATION

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PERFORMANCE SHARE PLAN AND THE RESERVATION OF 2,000,000 SHARES FOR ISSUANCE UNDER THE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE PERFORMANCE SHARE PLAN

    At its November 18, 1996 meeting, the Compensation Committee adopted the Performance Share Plan, subject to the approval thereof by the shareholders of the Company at the Annual Meeting. If approved by the shareholders, the terms of the Performance Share Plan will govern the payment of the remaining Performance Shares to Dr. Amelio under the Amelio Employment Agreement as well as the payment of Plan Performance Shares to other senior officers designated by the Compensation Committee as participants in the plan. A copy of the Performance Share Plan is attached to this Proxy Statement as Exhibit 2 and the description of the Performance Share Plan herein is qualified by reference to the text of the Performance Share Plan attached hereto.

    PURPOSE. The Performance Share Plan is intended to provide an incentive for plan participants to achieve superior performance and to motivate participants toward even higher achievement and business results, to tie the goals of senior management to those of the Company and its shareholders, to promote substantial levels of stock ownership by senior management and to retain highly qualified executive officers. Amounts paid under the Performance Share Plan are also intended to qualify as "performance-based" compensation, within the meaning of
Section 162(m) of the Code, which is deductible by the Company for federal income tax purposes.

    ADMINISTRATION AND ELIGIBILITY. Only those executive officers at the level of senior vice president or above and such other key employees recommended by management and approved by the Compensation Committee are eligible to participate in the Plan. The initial participants in the Plan, the maximum number of Plan Performance Shares that may be awarded to each such participant in any fiscal year, and the maximum number of Plan Performance Shares that may be paid to such participant over the term of the Performance Share Plan are as follows: Dr. Amelio--200,000 Plan Performance Shares in any fiscal year/1,000,000 Plan Performance Shares over the term of the plan; Mr. Landi--20,000/100,000; and each of Messrs. Anderson and Scalise and Ms. Hancock--16,000/80,000.

    PLAN YEAR AND PERFORMANCE GOALS. Plan Performance Shares will be earned under the Performance Share Plan for five fiscal years of the Company, commencing with fiscal year 1997. For each fiscal year, the

Performance Share Plan requires the Compensation Committee to establish Company-wide performance targets for that year based upon one or more of the following performance targets:

    - earnings per share

    - share price

    - revenue growth

    - return on equity

    - return on net assets

    - timing objectives for delivery of new products

    - retention of key employees

    The Performance Share Plan generally requires the Compensation Committee to establish the targets for the performance goal or goals selected for a given fiscal year of the Company within the 90-day period at the start of the fiscal year. The Performance Share Plan permits the Compensation Committee to base awards on other performance goals not set forth above, but any such other performance goals selected by the Compensation Committee must be approved by the shareholders of the Company.

    LIMITS ON AWARDS. The Performance Share Plan provides that no more than 2,000,000 shares of Common Stock may be awarded under the Performance Share Plan and no more than 300,000 shares of Common Stock may be awarded to any individual participant for any given fiscal year. In addition, the initial participants under the Performance Share Plan will not be eligible to receive under the Performance Share Plan more than the annual fiscal year and aggregate plan limits set forth above. These limits are subject to adjustment in the event of a change in the capitalization of the Company affecting Common Stock.

    TIMING OF AWARDS; CERTIFICATION OF PERFORMANCE. At the start of each fiscal year, the participants in the Performance Share Plan will receive a conditional award of the target number of Plan Performance Shares that they are eligible to earn for that year. Share certificates will be issued in the name of each participant at the start of the fiscal year, but will be held by the Company, and participants will not be entitled to vote the shares or receive dividends or other distributions with respect thereto. The Compensation Committee may specify that the Plan Performance Shares for a fiscal year will be earned if the applicable target is achieved for one goal or for any one of a number of goals. The Compensation Committee may also provide that the Plan Performance Shares for a fiscal year will be earned only if targets are achieved for more than one performance goal. The Compensation Committee may also provide that the Plan Performance Shares to be earned for a given fiscal year will vary based upon different levels of achievement of the applicable performance targets. At the end of each fiscal year, the Performance Share Plan requires the Compensation Committee to certify whether or not the performance target or targets for the fiscal year have been achieved and to calculate the number of Plan Performance Shares earned by each participant for the fiscal year. The Performance Share Plan gives the Compensation Committee the discretion to reduce the number of Plan Performance Shares payable to a given participant based on individual performance factors, but prohibits the Compensation Committee from increasing the amount otherwise payable to a participant.

    FORM OF PAYMENT. At the end of each Fiscal Year, participants are entitled to receive an actual grant of the Plan Performance Shares earned by them for the fiscal year. The Performance Share Plan permits each participant to receive the value of up to 50% of the Plan Performance Shares earned by the participant for the fiscal year in cash. A participant must elect, within 60 days of being notified of his or her participation in the plan, the portion of his or her Plan Performance Shares to be paid in cash. The value of the cash component of any award is determined by multiplying the number of Plan Performance Shares that the participant elects to receive in cash by the value of a share of Common Stock on the last day of the applicable fiscal year. Plan Performance Shares settled in cash count against the aggregate and individual share limits on payments under the Performance Share Plan. The Performance Share Plan requires the Company to withhold from awards all amounts that are legally required to be withheld for tax purposes.

Such amounts are to be withheld first from the cash portion of an award and then from the shares of Common Stock otherwise deliverable to the participant, unless the participant elects to satisfy such withholding obligation from other amounts payable to the participant from the Company.

    TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. If a participant's employment with the Company is terminated for cause (as defined in the plan document) or if the participant voluntarily resigns, the participant will forfeit all Plan Performance Shares for the year in which such termination or resignation occurs. If the participant's employment with the Company ends as a result of the participant's death, disability or involuntary termination other than for cause, the participant (or the participant's estate in the event of death) will be eligible to earn a pro rata portion of the target award for the fiscal year in which the date of death occurs, subject to the Company's achieving the applicable performance targets for the year in which the termination of employment occurs.

    In the event of a change in control of the Company, the Performance Share Plan requires the Compensation Committee to make equitable adjustments to preserve the economic value of the plan to eligible participants. If a participant's employment is involuntarily terminated in connection with a change in control, the participant will receive following such termination of employment the maximum number of Plan Performance Shares that the participant is eligible to earn for the fiscal year in which the change in control occurs.

    AMENDMENT. Subject to certain limitations set forth in the plan document, the Board of Directors may amend or terminate the Performance Share Plan at any time.

    SECTION 162(M). Payments under the Performance Share Plan are intended to meet the requirements applicable to "performance-based" compensation under
Section 162(m) of the Code, and amounts paid under the plan are intended to be deductible by the Company for federal income tax purposes. No tax authority or court has ruled on the applicability of Section 162(m) to these payments and any final determination of the deductibility of these payments could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to make payments in accordance with the terms of the plan regardless on any final determination as to the applicability of Section 162(m) of the Code to these payments.

                  NEW PLAN BENEFITS TABLE FOR APPROVAL OF THE
               SENIOR OFFICERS RESTRICTED PERFORMANCE SHARE PLAN

                   MAXIMUM SHARE AWARDS FOR FISCAL YEAR 1997

                                                                         MAXIMUM SHARE AWARDS
NAME AND POSITION                                                        FOR FISCAL YEAR 1997
----------------------------------------------------------------------  ----------------------
Gilbert F. Amelio.....................................................           200,000
  Chairman of the Board and
  Chief Executive Officer

Marco Landi...........................................................            20,000
  Executive Vice President and
  Chief Operating Officer

Fred D. Anderson......................................................            16,000
  Executive Vice President and
  Chief Financial Officer

George M. Scalise.....................................................            16,000
  Executive Vice President and
  Chief Administrative Officer

John Floisand.........................................................            --
  Senior Vice President,
  Worldwide Sales

Executive Group*......................................................           268,000

Non-Executive Director Group..........................................           -0-

Non-Executive Officer Employee Group..................................           -0-

------------------------

*At the present time, no additional awards have been granted under the Performance Share Plan.

                                 PROPOSAL NO. 7

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick LLP ("KPMG Peat Marwick"), independent auditors, to audit Apple's consolidated financial statements for the fiscal year ending September 26, 1997. The firm of Ernst & Young LLP ("Ernst & Young") served as independent auditors for the Company for the fiscal year ended September 27, 1996. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for fiscal year 1997. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Representatives of KPMG Peat Marwick and Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

    On December 4, 1996, the Audit and Finance Committee of the Company's Board of Directors recommended to the full Board of Directors that the Company engage the independent certified public accounting firm of KPMG Peat Marwick to audit the consolidated financial statements of the Company for the year ending September 26, 1997. On December 4, 1996, the Board of Directors adopted the Committee's recommendation and approved the proposed engagement of KPMG Peat Marwick. Accordingly, the engagement of Ernst & Young as the Company's independent auditors was discontinued effective upon conclusion of the audit of the Company's financial statements for the year ended September 27, 1996.

    The reports of Ernst & Young on the Company's consolidated financial statements for each of the two fiscal years in the period ended September 27, 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended September 27, 1996 and September 29, 1995 and the subsequent interim period prior to December 4, 1996, there were no disagreements between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports.

    There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two fiscal years ended September 29, 1995 and September 27, 1996 and the subsequent interim period prior to December 4, 1996.

    The Company did not consult with KPMG Peat Marwick during the last two fiscal years in the period ended September 27, 1996 or the subsequent interim period prior to December 4, 1996 on either the application of accounting principles or type of opinion KPMG Peat Marwick might issue on the Company's financial statements.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

    Apple knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             SHAREHOLDER PROPOSALS

    Shareholders of Apple who intend to present proposals at Apple's next Annual Meeting of Shareholders must send such proposals to Apple for receipt no later than September 1, 1997 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                             THE BOARD OF DIRECTORS

Dated: December 26, 1996

                                                                       EXHIBIT 1

                                AMENDMENT TO THE
                  APPLE COMPUTER, INC. 1990 STOCK OPTION PLAN

    WHEREAS, Apple Computer, Inc. (the "COMPANY") sponsors the Apple Computer, Inc. 1990 Stock Option Plan (the "PLAN");

    WHEREAS, Section 14 of the Plan provides that the Plan may be amended by the Board of Directors (the "BOARD") of the Company; and

    WHEREAS, the Board has determined that it is in the best interest of the Company and its shareholders to amend the Plan, effective as of September 30, 1995, in the manner contemplated below, subject to the approval of the amendment by the shareholders of the Company at the 1997 Annual Meeting of the Shareholders of the Company;

    NOW, THEREFORE, the Plan is hereby amended as follows:

    1. Section 3 of the Plan is amended by deleting the number "51,200,000" and replacing it with the following:

        "52,200,000"

    2. Section 3 of the Plan is further amended by adding at the end thereof the following:

       "Anything in the Plan to the contrary notwithstanding, no Employee may be granted Options and SARs covering in the aggregate more than 1.5 million shares of Common Stock (the "Limit") in any fiscal year beginning after September 29, 1995. Each share underlying a SAR not granted in tandem with an Option shall be applied against the Limit, regardless of the number of shares deliverable or delivered upon exercise of the SAR; provided, however, that shares of Common Stock underlying a tandem grant of Options and SARs shall be counted only once in calculating the Limit. The Limit shall not apply to grants of Options and SARs made prior to September 30, 1995."

    3. Section 4 of the Plan is hereby amended by adding at the end thereof the following:

       "(d) Anything in the Plan to the contrary notwithstanding, after September 29, 1995, grants of Options and SARs under the Plan to Officers shall be made only by a Committee consisting of at least two directors of the Company who qualify as "outside directors" within the meaning of
       Section 162(m) of the Code, and such Committee shall exercise all of the authority delegated under the Plan to the Administrator with respect to grants to Officers made on and after that date."

    4. Section 14(a) of the Plan is hereby amended by deleting the words "or with Section 422 of the Code" and replacing them with the following:

       ", Section 422 of the Code, or, for periods after September 29, 1995, with Section 162(m) of the Code"

    5. This Amendment shall be effective as of September 30, 1995, subject to the approval of this Amendment by the shareholders of the Company at the 1997 Annual Meeting of the Shareholders of the Company. Except as otherwise amended hereby, the Plan shall remain in full force and effect.

                                                                       EXHIBIT 2

                              APPLE COMPUTER, INC.
               SENIOR OFFICERS RESTRICTED PERFORMANCE SHARE PLAN

1.  PURPOSE

        This annual performance-based incentive plan (the "Performance Share Plan" or the "Plan") is designed to reward executive officers of Apple Computer, Inc. and its subsidiaries (the "Company") for achieving performance objectives. The Performance Share Plan is intended to provide an incentive for superior performance and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of the Corporation and its shareholders, to promote the maintenance of substantial stock ownership levels by officers of the Corporation, and to enable the Corporation to attract and retain highly qualified executive officers. The Performance Share Plan is also intended to secure the full deductibility of incentive compensation payable to the Corporation's Chief Executive Officer and the four highest compensated executive officers (collectively the "Covered Employees") whose compensation is required to be reported in the Corporation's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ELIGIBILITY AND PARTICIPATION

        Only (i) those executive officers of the Corporation at the level of senior vice president or above and (ii) such other key employees of the Company as are recommended by management to and designated by the Compensation Committee shall be eligible to participate in the Performance Share Plan. Prior to or at the time performance objectives are established for a "Performance Period", as defined below, the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") will designate in writing which executive officers and other key employees among those who may be eligible to participate in the Plan shall in fact be participants for such Performance Period (the "Participants"). The initial Participants in the Performance Share Plan shall be the individuals holding the positions identified in Appendix A.

3.  PLAN YEAR AND PERFORMANCE OBJECTIVES

        (A) PLAN YEAR: The fiscal year of the Performance Share Plan (the "Plan Year") shall be the fiscal year beginning on the first day of the Company's fiscal year and ending on the last day of the Company's fiscal year. The performance period (the "Performance Period") with respect to which awards may be payable under their Plan shall be the Plan Year. The initial Plan Year shall commence on September 30, 1996 and end on September 26, 1997.

        (B) PERFORMANCE GOAL SETTING PERIOD: Within the first ninety (90) days of each Performance Period the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of performance shares payable to each Participant under the Plan if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and compensation formulae or methods must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent (25%) of the total number of days in such Performance Period.

        (C) PERFORMANCE MEASUREMENT: Performance goals shall be based upon one or more of the following business criteria for the Company:

       -  earnings per share

       -  share price

       -  revenue growth

       -  return on equity

       -  return on net assets

       -  timing objectives for delivery of new products

       -  retention of key employees

       The Committee may adopt other performance goals in its sole and absolute discretion, provided, however, that in the event the Committee determines to adopt performance goals based on criteria other than those stated above, the Committee shall obtain shareholder approval of such criteria. All performance goals adopted by the Committee shall be preestablished, objective performance goals as described in Reg. Sec. 1.162-27(e)(2), promulgated under Section 162(m) of the Code. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent any performance goal is expressed in standard accounting terms, such performance goal shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

4.  DETERMINATION OF PERFORMANCE SHARE AWARDS

        (A) SHARES COVERED BY THE PLAN: Shares awarded under the Performance Share Plan shall be shares of the Company's common stock ("Shares"). The maximum number of Shares that may be awarded under the Plan shall be 2,000,000 in the aggregate and, in any single Plan Year, 300,000 to any one individual, subject to adjustment as provided in Section 6(k). Shares that are converted to cash in accordance with Section 5 shall be treated as shares awarded under the Plan for purposes of the aggregate and individual limits in the previous sentence. Any increase in the number of Shares allocated to the Plan must be approved by the Company's shareholders. Any Shares deliverable under the Plan may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.

        (B) GRANTS OF PERFORMANCE SHARES: At the beginning of each Plan Year, each Participant will be granted the target number of Shares (see Appendix
    A) that can be earned based on performance with respect to that Plan Year (the "Conditional Grant"). At the time the Conditional Grant is made on behalf of a Participant, certificates representing the target number of Shares will be registered in the name of the Participant. During the Plan Year, the certificates representing those Shares will be held by the Company. The Committee may specify that the Conditional Grant for a Plan Year will be earned if the applicable target is achieved for one goal or for any one of a number of goals. The Committee may also provide that the Conditional Grant for a Plan Year will be earned only if targets are achieved for more than one performance goal. The Committee may also provide that the Conditional Grant to be earned for a given Plan Year will vary based upon different levels of achievement of the applicable performance targets.

    As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the Performance Share Award and the Committee shall calculate the amount of each Participant's actual award for such Performance Period based upon the performance goals, objectives and computation formulae or methods for such Performance Period (the "Actual Grant"). The Committee shall have no discretion to increase the maximum amount of any Participant's Actual Grant as so determined, but may reduce the amount of or totally eliminate such award, as it determines, in its absolute and sole discretion, in an amount appropriate to reflect the Participant's performance.

    No Participant's Actual Grant for any Plan Year shall exceed the number of Shares stated in Appendix A.

    Only after the Actual Grant has been awarded to a Participant will he or she have the rights of a shareholder in the Company with respect to any of the Shares covered by the Conditional Grant, including the right to vote the Shares and the right to receive any distributions with respect to such Shares.

5.  PAYMENT OF AWARDS

        Approved Performance Share Awards shall be payable by the Company to each Participant in Shares, or, at the election of the Participant, fifty percent (50%) in Shares and fifty percent (50%) in cash ("Cash Election"), as soon as reasonably practicable after the last day of the relevant Performance Period (the "vesting date"), provided that the Committee has first certified in writing that the relevant performance goals were achieved. In the event that a Participant makes a Cash Election, the amount of cash to be awarded shall be determined by the Committee as of each vesting date, such that (subject to the performance goals for that Performance Period being fully satisfied), the Participant receives fifty percent of the total value of the Shares earned as of the vesting date in cash and the remainder in Shares, based on the closing price of the Company's common stock on the vesting date. Cash Elections for any Performance Period shall be made on a form provided for the purpose by the Committee within sixty (60) days of the date an employee is notified by the Committee that he or she has been designated as a Participant in the Plan for that Performance Period. Except in the case of an Actual Grant made to a Participant's Beneficiary (as hereinafter defined), a participant is precluded from selling or otherwise disposing of any interest in Actual Grant Shares until such time as the Shares are distributed to the participant.

    If a Participant ceases to be employed by the Company prior to the end of any Plan Year, award payment rights will be determined as follows:

    A. Involuntary termination by the Company for cause or voluntary termination by a Participant would lead to a Participant's forfeiture of all Performance Share Plan awards for that Plan Year. Termination for cause is defined as follows: conviction of (i) a felony, (ii) embezzlement from the Company or (iii) other business fraud.

    B. Termination on account of death, disability, or involuntary termination not for cause by the Company entitles a Participant, or the Participant's Beneficiary, to a prorated share of the Performance Share Award. Prorated awards are determined based on the number of completed months that the Participant was employed in the Plan Year divided by 12 months and are subject to reduction as provided in Section 4(b). Prorated awards shall be paid at the same time as if the Participant had remained employed until the end of the Plan Year.

6.  OTHER TERMS AND CONDITIONS

        (A) TERM OF PLAN: The Performance Share Plan shall become effective upon its adoption by the Board, subject to the subsequent approval thereof by the shareholders of the Company in accordance with Section 6(b). It shall continue in effect for a term of five (5) years unless sooner terminated under Section 7 of the Plan.

        (B) SHAREHOLDER APPROVAL: No Actual Grants shall be awarded under the Performance Share Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in the Plan, are disclosed to the Company's shareholders and are approved by the shareholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

        (C) NO PARTICIPATION RIGHTS: No person shall have any legal claim to be granted an award under the Performance Share Plan and the Committee shall have no obligation to treat Participants uniformly. Participation in the Performance Share Plan in any Plan Year does not entitle any Participant to participate in the Plan in any other Plan Year. The right to receive a targeted number of performance shares in any given year does not entitle a Participant to participate with respect to the same number of Shares in any subsequent year.

        (D) NO RIGHTS TO SPECIFIC PROPERTY: Except as may be otherwise required by law, Conditional Grants and Actual Grants under the Performance Share Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. No Participant shall have any claim with respect to any specific assets of the Company or to stock certificates registered in the Participant's name prior to the vesting of the shares represented by such certificates.

        (E) NO EMPLOYMENT RIGHTS: Neither the Performance Share Plan nor any action taken under the Plan shall confer upon any Participant any right with respect to continuation of employment by the Company (or any subsidiary or affiliated company) or to maintain any Participant's compensation at any level, nor shall it interfere in any way with any Participant's right or the right of the Company (or any subsidiary or affiliated company) to terminate a Participant's employment at any time or for any reason.

        (F) OTHER BENEFITS: Performance Share Awards shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its subsidiaries, or required by law or by contractual obligations of the Company or its subsidiaries.

        (G) BENEFICIARY: The term "Beneficiary" shall mean the person or persons designated by a Participant to whom Performance Share Awards are to be paid pursuant to the terms of the Performance Share Plan in the event of the Participant's death. The designation shall be on a form provided by the Committee, executed by the Participant, and delivered to the Committee. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, the designation is ineffective, or in the event the Beneficiary dies before the balance of the Performance Share Award is paid, the balance shall be paid to the Participant's spouse, or if there is no spouse, in equal shares to the Participant's lineal descendants, or if there is no surviving spouse or lineal descendant, to the Participant's estate.

        (H) PERMANENT DISABILITY: For purposes of the Performance Share Plan, a permanent disability shall mean a disability which would qualify a Participant to receive benefits under the Apple Computer, Inc. Long-Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

        (I) INCAPACITY OF PARTICIPANT OR BENEFICIARY: If the Committee finds that any Participant or Beneficiary to whom a Performance Share Award is payable under the Performance Share Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any Performance Share Award due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary or to any person whom the Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under provisions of the Performance Share Plan to the extent of such payment.

        (J) TAX WITHHOLDING: The Company will withhold from each Actual Grant at the time of payment thereof all applicable state, local and federal withholding taxes, as required by law, as determined by Apple in its sole discretion. Such withholding will be made first from the amount of the Participant's Cash Election, if any, and second from the Participant's Shares, to the extent required. Alternatively, in lieu of withholding from Shares, the Participant may elect to fund the payment of withholding taxes determined by Apple to be due by making payment of the full amount of the withholding taxes to Apple on or before the due date of the withholding taxes.

        (K) ADJUSTMENTS DUE TO CHANGES IN CAPITALIZATION

    If the outstanding Shares are increased, decreased, or exchanged for a different number of kind of shares or other securities, or if additional Shares or other securities are distributed with respect to such Shares or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such Shares or other securities, an appropriate and proportionate adjustment my be made in (i) the maximum number and kind of Shares provided for in Section 4(a) of the Plan, (ii) the annual individual maximum grant limit provided for in Section 4(a), (iii) the number and kind of Shares subject to each then outstanding Performance Share Award, and (iv) each Participant's target number of Shares as provided in Appendix A.

    Adjustments under this Section 6(k) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive on all interested persons. No fractional Share or other interest will be issued under the Plan on account of any of such adjustments

        (L) CHANGE IN CONTROL: In the event of a change in control (as defined below) of the Company, the Committee shall make equitable adjustments to the Participant's Performance Shares in a manner intended to preserve their economic value as of the date of the change in control, including modifications to performance measures and performance goals if necessary; provided, however, that if a Participant's employment with the Company is terminated without cause in connection with a change in control, then any other provision of the Plan to the contrary notwithstanding, the Participant shall be entitled to receive the maximum annual number of Performance Shares for the year in which the change-in-control occurs following such termination regardless of whether the Performance Goals are achieved. For purposes of this Plan, change in control is defined as follows:

    A. When any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as a trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

    B. The occurrence of a transaction requiring shareholder approval and involving either the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another entity.

        (M) CONDITIONS UPON ISSUANCE OF SHARES: Shares shall not be issued with respect to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance of such Shares as to which such requisite authority shall not have been obtained.

        (N) GOVERNING LAW: The place of administration of the Performance Share Plan shall be in the State of California and the validity, construction, interpretation, administration and effect of the Performance Share Plan and the rules, regulations and rights relating to the Performance Share Plan, shall be determined solely in accordance with the laws of the State of California.

7.  ADMINISTRATION

        (A) ADMINISTRATOR: The Plan shall be administered by a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan and grants and awards thereunder to comply with Rule 16b-3 as it applies to grants to officers and in such a manner as to satisfy the Applicable Laws. All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

        (B) POWERS OF THE ADMINISTRATOR: The Committee shall have full power, authority and discretion to administer and interpret the provisions of the Performance Share Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limitation of the foregoing, subject to the provisions of the Plan and such limitations as are necessary or desirable in order for incentive awards paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code, the Committee shall have the authority, in its discretion: (i) to determine the amount of cash to be awarded pursuant to any Cash Election under Section 5 above; (ii) to determine the employees who shall be Participants in the Plan; (iii) to interpret the Plan; (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Conditional Grant or Actual Grant awarded hereunder (including, but not limited to, any restriction or limitation, or any waiver of forfeiture restrictions regarding any Grant and/or the Shares relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); (v) to approve forms of agreement for use under the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to modify or amend each Grant (with the consent of the Participant); (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate any Grant previously granted by the Administrator; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (C) EFFECT OF DECISIONS BY THE ADMINISTRATOR: All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

8.  AMENDMENT AND TERMINATION

        The Board may at any time amend, alter, suspend or terminate the Plan, as it may deem advisable; provided that except as otherwise required by law, any amendment required to conform the Performance Share Plan to the requirements of Section 162(m) of the Code or to conform the Performance Share Plan or any grant made thereunder to the requirements for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto ("Rule 16b-3"), shall be made by the Committee, and provided that, to the extent necessary and desirable to comply with Section 162(m) of the Code (or any other applicable law, regulations or rules), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as is required, including, without limitation, any amendment to the class of individuals who are eligible to participate in the Performance Share Plan, to the performance criteria specified in Section 2 hereof or to the maximum incentive award payable to any Participant, unless shareholder approval is not required in order for incentive awards paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. Any such amendment, alteration, suspension or termination of the Plan shall not impair the rights of any Plan Participant under any grant theretofore made without his or her consent. Such grants shall remain in full force and effect as if this Plan had not been amended or terminated, except as may otherwise be required by applicable law.

                                   APPENDIX A

                                    MAXIMUM TOTAL      ANNUAL MAXIMUM
                                       AWARD OF       PERFORMANCE SHARE
            POSITION              PERFORMANCE SHARES       AWARDS
--------------------------------  ------------------  -----------------
Chief Executive Officer                 1,000,000           200,000

Chief Operating Officer                   100,000            20,000

Chief Financial Officer                   100,000            16,000

Chief Technology Officer                   80,000            16,000

Chief Administrative Officer               80,000            16,000

                             [APPLE COMPUTER LOGO]

   [LOGO]
  PRINTED ON RECYCLED PAPER

                            DETACH HERE                       APP 3

                        APPLE COMPUTER, INC.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 5, 1997

          The undersigned shareholder of Apple Computer, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of
P    Shareholders of Apple Computer, Inc. to be held at the Flint Center, DeAnza
R    College, at 21250 Stevens Creek Boulevard, Cupertino, California  95014 on
O    Wednesday, February 5, 1997 at 10:00 a.m., and hereby appoints Gilbert F.
X    Amelio and George M. Scalise, and each of them, proxies and
Y attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Computer, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 4, 5, 6 AND 7 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

   (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)          /SEE REVERSE/
                                                                    /SIDE/

                      [Street map denoting location of Annual Meeting]

/X/ Please mark
    votes as in
    this example.    PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.                                  FOR AGAINST ABSTAIN
                                                                  2.  To approve an amendmen to the
                                                                      Employee Stock Purchase Plan to        / /    / /    / /
    1.  Election of three (3) Class I Directors                       increase the number of shares of
    Nominees:  Gilbert F. Amelio, Gareth C.C. Chang,                  Common Stock reserved for
               Katherine M. Hudson                                    issuance thereunder by 3,500,000
                                                                      shares.

      FOR                        WITHHELD                         3.  To approve the grant of a stock
      ALL                        FROM ALL                             option to Dr. Gilbert F. Amelio       / /    / /    / /
     NOMINEES                    NOMINEES                             under the 1990 Stock Option Plan,
                                                                      as set forth in the Proxy Statement.
      / /                          / /      MARK HERE
                                            FOR ADDRESS  /  /     4.  To approve an amendment to the 1990
                                            CHANGE AND   /  /         Stock Option Plan, as set forth in   / /     / /    / /
    /  /---------------------------------   NOTE BELOW                the Proxy Statement.
    For all nominees except as noted above
                                                                  5.  To ratify the terms of a Performance
                                                                      Share Arrangement for Dr. Gilbert F. / /     / /    / /
                                                                      Amelio for fiscal year 1996, as set
                                                                      forth in his employment agreement
                                                                      with the Company.

                                                                  6.  To approve the Senior Officers
                                                                      Restricted Performance Share Plan,
                                                                      including the performance goals       / /    / /    / /
                                                                      stated therein, as set forth in the
                                                                      Proxy Statement.

                                                                  7.  To ratify the appointment of KPMG
                                                                      Peat Marwick LLP as independent       / /    / /    / /
                                                                      auditors of the Company for fiscal
                                                                      year 1997.

                                                                  8.  To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

                                                                  This proxy should be signed by the shareholder(s) exactly as his or her names(s) appear(s) hereon, dated and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both persons should sign.


Signature:______________________________ Date:______________ Signature:______________________ Date:_____________
